Exhibit 2.1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x

:
In re	:	Chapter 11
:
ADVANTA CORP., et al.,	:	Case No. 09-13931 (KJC)
:
Debtors.	:	(Jointly Administered)
:
x

DEBTORS’ JOINT PLAN UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE

RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 Facsimile: (302) 651-7701

- and -

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

Dated:	November 2, 2010
(as modified February 11, 2011)

ARTICLE I DEFINITION AND INTERPRETATION	1

A. Definitions	1

1.1 8.99% Indenture	1
1.2 8.99% Indenture Trustee	1
1.3 ABC	1
1.4 ABC Parties	1
1.5 ABHC	2
1.6 AC Beneficial Interests	2
1.7 AC Class A Beneficial Interest	2
1.8 AC Class B Beneficial Interest	2
1.9 AC Trust	2
1.10 AC Trust Agreement	2
1.11 AC Trust Assets	2
1.12 AC Trust Beneficiaries	2
1.13 AC Trustee	2
1.14 ACT	2
1.15 ACT Administrative Trustee	2
1.16 ACT Declaration of Trust	3
1.17 ACT Securities	3
1.18 ACT Trustees	3
1.19 Administrative Expense Claim	3
1.20 Advanta	3
1.21 Advanta Auto Finance	3
1.22 Advanta Auto Finance Beneficial Interests	3
1.23 Advanta Auto Finance Class A Beneficial Interest	3
1.24 Advanta Auto Finance Class B Beneficial Interest	3
1.25 Advanta Auto Finance Class C Beneficial Interest	3
1.26 Advanta Auto Finance Trust	4
1.27 Advanta Auto Finance Trust Agreement	4
1.28 Advanta Auto Finance Trust Assets	4
1.29 Advanta Auto Finance Trust Beneficiaries	4
1.30 Advanta Auto Finance Trustee	4
1.31 Advanta Bank	4
1.32 Advanta Beneficial Interests	4
1.33 Advanta Class A Beneficial Interest	4
1.34 Advanta Class B Beneficial Interest	4
1.35 Advanta Finance	4
1.36 Advanta Finance Beneficial Interests	4
1.37 Advanta Finance Class A Beneficial Interest	4
1.38 Advanta Finance Class B Beneficial Interest	5
1.39 Advanta Finance Class C Beneficial Interest	5
1.40 Advanta Finance Trust	5
1.41 Advanta Finance Trust Agreement	5
1.42 Advanta Finance Trust Assets	5

i

(continued)

1.43 Advanta Finance Trust Beneficiaries	5
1.44 Advanta Finance Trustee	5
1.45 Advanta Trust	5
1.46 Advanta Trust Agreement	5
1.47 Advanta Trust Assets	5
1.48 Advanta Trust Beneficial Interests	6
1.49 Advanta Trust Beneficiaries	6
1.50 Advanta Trustee	6
1.51 Advantennis	6
1.52 Advantennis Beneficial Interests	6
1.53 Advantennis Class A Beneficial Interest	6
1.54 Advantennis Class B Beneficial Interest	6
1.55 Advantennis Trust	6
1.56 Advantennis Trust Assets	6
1.57 Advantennis Trust Agreement	6
1.58 Advantennis Trust Beneficiaries	6
1.59 Advantennis Trustee	6
1.60 Affiliate	7
1.61 Allowed	7
1.62 AMCUSA	7
1.63 AMCUSA Beneficial Interests	7
1.64 AMCUSA Class A Beneficial Interest	7
1.65 AMCUSA Class B Beneficial Interest	7
1.66 AMCUSA Class C Beneficial Interest	7
1.67 AMCUSA Trust	7
1.68 AMCUSA Trust Assets	8
1.69 AMCUSA Trust Agreement	8
1.70 AMCUSA Trust Beneficiaries	8
1.71 AMCUSA Trustee	8
1.72 ASC	8
1.73 ASSC	8
1.74 ASSC Beneficial Interests	8
1.75 ASSC Class A Beneficial Interest	8
1.76 ASSC Class B Beneficial Interest	8
1.77 ASSC Trust	8
1.78 ASSC Trust Assets	8
1.79 ASSC Trust Agreement	8
1.80 ASSC Trust Beneficiaries	8
1.81 ASSC Trustee	9
1.82 Avoidance and Subordination Actions	9
1.83 Bankruptcy Code	9
1.84 Bankruptcy Court	9
1.85 Bankruptcy Rules	9

(continued)

1.86 BE Corp	9
1.87 Beneficial Interests	9
1.88 Books and Privileges	9
1.89 Business Day	9
1.90 Cash	9
1.91 Causes of Action	9
1.92 Chapter 11 Cases	10
1.93 Charging Lien	10
1.94 Claim	10
1.95 Class	10
1.96 Class A Beneficial Interest	10
1.97 Class B Beneficial Interest	10
1.98 Class C Beneficial Interest	10
1.99 Collateral	10
1.100 Commencement Date	11
1.101 Common Securities	11
1.102 Compensation and Benefit Programs	11
1.103 Confirmation Date	11
1.104 Confirmation Hearing	11
1.105 Confirmation Order	11
1.106 Consolidated Debtors	11
1.107 Contingent Claim	11
1.108 Creditors’ Committee	11
1.109 D&O Insurance Policies	11
1.110 Debtors	11
1.111 Debtors in Possession	12
1.112 Deferred Compensation Plan	12
1.113 Deferred Compensation Trust	12
1.114 Delaware Trustee	12
1.115 Disbursing Agent	12
1.116 Disclosure Statement	12
1.117 Disclosure Statement Order	12
1.118 Distribution Record Date	12
1.119 Effective Date	12
1.120 Equity Interest	12
1.121 Estates	12
1.122 FDIC Settlement Agreement	13
1.123 Fee Auditor	13
1.124 Final Order	13
1.125 First Commencement Date	13
1.126 General Unsecured Claim	13
1.127 Governmental Unit	13
1.128 Indentures	13

(continued)

1.129 Indenture Trustees	13
1.130 Indenture Trustee Fees	13
1.131 Initial Distribution	13
1.132 Intercompany Claim	14
1.133 Investment Notes	14
1.134 Investment Note Claims	14
1.135 Investment Note Indenture	14
1.136 Lien	14
1.137 Like Amount	14
1.138 Liquidating Trust Agreements	14
1.139 Liquidating Trust Assets	14
1.140 Liquidating Trust Beneficial Interests	14
1.141 Liquidating Trust Beneficiaries	14
1.142 Liquidating Trustees	14
1.143 Liquidating Trusts	14
1.144 Local Bankruptcy Rules	15
1.145 Person	15
1.146 Plan	15
1.147 Plan Supplement	15
1.148 Priority Non-Tax Claim	15
1.149 Priority Tax Claim	15
1.150 Pro Rata Share	15
1.151 Punitive Damage Claim	15
1.152 RediReserve Certificates	15
1.153 RediReserve Certificate Claims	15
1.154 Retail Note Indenture Trustee	16
1.155 Reorganized Advanta	16
1.156 Reorganized Advanta Assets	16
1.157 Second Commencement Date	16
1.158 Schedules	16
1.159 SEC	16
1.160 Secured Claim	16
1.161 SEIP	16
1.162 SERP	16
1.163 Subordinated Claim	16
1.164 Subordinated Notes	17
1.165 Subordinated Note Claims	17
1.166 Tax Code	17
1.167 Tax Returns	17
1.168 Treasury Regulations	17
1.169 Trust Advisory Board	17
1.170 Trust Agreements	17
1.171 Trustee Stock	17

(continued)

1.172 Trustees	17
1.173 Trusts	17
1.174 Trust Preferred Securities	17
1.175 Unimpaired	17
1.176 Unliquidated Claim	17
1.177 Unresolved Claims	17
1.178 Unresolved Claims Reserve	18

B. Interpretation; Application of Definitions and Rules of Construction	18

ARTICLE II PROVISIONS FOR PAYMENT OF NON-CLASSIFIED CLAIMS	19

2.1 Administrative Expense Claims	19
2.2 Professional Compensation and Reimbursement Claims	20
2.3 Indenture Trustee Fees	20
2.4 Priority Tax Claims	20

ARTICLE III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	21

ARTICLE IV TREATMENT OF CLAIMS AND EQUITY INTERESTS	22

4.1 Classes 1(a)-(f): Other Priority Claims	22
4.2 Classes 2(a)-(f): Secured Claims	22
4.3 Class 3: Investment Note Claims and RediReserve Certificate Claims	22
4.4 Class 4(a): General Unsecured Claims against the Consolidated Debtors	23
4.5 Class 4(b): General Unsecured Claims against Advantennis	24
4.6 Class 4(c): General Unsecured Claims against AMCUSA	24
4.7 Class 4(d): General Unsecured Claims against Advanta Auto Finance	24
4.8 Class 4(e): General Unsecured Claims against ASSC	25
4.9 Class 4(f): General Unsecured Claims against Advanta Finance	25
4.10 Class 5: Subordinated Note Claims	25
4.11 Classes 6(a)-(f): Subordinated Claims	26
4.12 Classes 7(a)-(c): Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC	27
4.13 Classes 7(d)-(f): Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance	27
4.14 Class 7(g): Equity Interests in ASC	27

ARTICLE V MEANS OF IMPLEMENTATION	28

5.1 Exchange of Trust Preferred Securities	28
5.2 Substantive Consolidation	29
5.3 Merger/Dissolution/Consolidation	29
5.4 The Liquidating Trusts	29
5.5 The Advanta Trust	37
5.6 Cancellation and Termination of Existing Agreements and Equity Interests	43
5.7 Settlement of Claims	44

v

(continued)

ARTICLE VI PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS	44

6.1 Voting of Claims	44
6.2 Nonconsensual Confirmation	44
6.3 Date of Distributions	44
6.4 Disbursing Agents	45
6.5 Rights and Powers of Disbursing Agents	45
6.6 Expenses of Disbursing Agents	45
6.7 Delivery of Distributions	45
6.8 Undeliverable and Unclaimed Distributions	46
6.9 Distribution Record Date	46
6.10 Manner of Payment	46
6.11 Minimum Cash Distributions	47
6.12 Setoffs and Recoupment	47
6.13 Interest on Claims	47
6.14 No Distribution in Excess of Allowed Amounts	47
6.15 Allocation of Plan Distributions Between Principal and Interest	47

ARTICLE VII PROCEDURES FOR TREATING UNRESOLVED CLAIMS	48

7.1 Assets Retained on Account of Unresolved Claims	48
7.2 Objections	48
7.3 No Distributions Pending Allowance	48
7.4 Distributions After Allowance	48
7.5 Resolution of Claims	48
7.6 Interest After the Effective Date	48

ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES	49

8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases	49
8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases	49
8.3 Inclusiveness	50
8.4 Cure of Defaults	50
8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan	50
8.6 Indemnification and Reimbursement Obligations	51
8.7 Compensation and Benefit Programs	51
8.8 Deferred Compensation Plan	53
8.9 Certain Insurance Policy Matters	53

(continued)

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE	54

9.1 Conditions Precedent to Effectiveness	54
9.2 Waiver of Conditions	54
9.3 Satisfaction of Conditions	54

ARTICLE X EFFECT OF CONFIRMATION	55

10.1 Post-Effective Date Assets	55
10.2 Binding Effect	55
10.3 Injunction or Stay	55
10.4 Injunction Against Interference With Plan	56
10.5 Terms of Injunction or Stay	56
10.6 Reservation of Causes of Action/Reservation of Rights	56
10.7 Exculpation	57
10.8 Causes of Action/Avoidance and Subordination Actions/Objections	58

ARTICLE XI RETENTION OF JURISDICTION	58

ARTICLE XII MISCELLANEOUS PROVISIONS	60

12.1 Effectuating Documents and Further Transactions	60
12.2 Withholding and Reporting Requirements	60
12.3 Corporate Action	60
12.4 Modification of Plan	61
12.5 Revocation or Withdrawal of the Plan	61
12.6 Continuing Exclusivity Period	62
12.7 Plan Supplement	62
12.8 Payment of Statutory Fees	62
12.9 Post-Effective Date Professional Fees and Expenses	62
12.10 Indenture Trustees as Claim Holder	63
12.11 Dissolution of the Creditors’ Committee	63
12.12 Exemption from Transfer Taxes	63
12.13 Expedited Tax Determination	63
12.14 Exhibits/Schedules	63
12.15 Substantial Consummation	63
12.16 Severability of Plan Provisions	64
12.17 Governing Law	64
12.18 Notices	64
12.19 Time	66
12.20 Section Headings	67

EXHIBITS
Exhibit 1.10 — AC Trust Agreement
Exhibit 1.27 — Advanta Auto Finance Trust Agreement
Exhibit 1.41 — Advanta Finance Trust Agreement
Exhibit 1.46 — Advanta Trust Agreement
Exhibit 1.57 — Advantennis Trust Agreement
Exhibit 1.69 — AMCUSA Trust Agreement
Exhibit 1.79 — ASSC Trust Agreement
SCHEDULES
Schedule 8.1 — Executory Contracts and Unexpired Leases to be Assumed
Schedule 8.7 — Compensation and Benefit Plans to be Retained Through the Effective Date
Schedule 12.10 — List of Proofs of Claims Which are Disallowed Because They Are Duplicative of the Proofs of Claims Already Filed by the Applicable Indenture Trustee

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x

:
In re	:	Chapter 11
:
ADVANTA CORP., et al.,	:	Case No. 09-13931 (KJC)
:
Debtors.	:	(Jointly Administered)
:
x

DEBTORS’ JOINT PLAN UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE
Advanta Corp., Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., Advanta Shared Services Corp., Advanta Service Corp., Advanta Advertising Inc., Advantennis Corp., Advanta Mortgage Holding Company, Advanta Auto Finance Corporation, Advanta Mortgage Corp. USA, Advanta Finance Corp., Advanta Ventures Inc., BE Corp. (f/k/a BizEquity Corp.), ideablob Corp., Advanta Credit Card Receivables Corp., Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp. propose the following joint chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:
ARTICLE I
DEFINITION AND INTERPRETATION
A. Definitions.
1.1 8.99% Indenture means that certain indenture, dated as of December 17, 1996, between Advanta and the 8.99% Indenture Trustee, pursuant to which Advanta issued the Subordinated Notes.
1.2 8.99% Indenture Trustee means the indenture trustee for the Subordinated Notes under the 8.99% Indenture.
1.3 ABC means Advanta Bank Corp., a Utah industrial bank.
1.4 ABC Parties means, collectively, ABC and Advanta Business Receivables Corp., a Nevada corporation.

1.5 ABHC means Advanta Bank Holding Corp., a Delaware corporation.
1.6 AC Beneficial Interests means, collectively, AC Class A Beneficial Interests and AC Class B Beneficial Interests.
1.7 AC Class A Beneficial Interest means a senior beneficial interest in the AC Trust to be issued to each holder of an Allowed Investment Note Claim, Allowed RediReserve Certificate Claim, Allowed General Unsecured Claim against any of the Consolidated Debtors, and an Allowed Subordinated Note Claim, which entitles its holder to receive distributions from the AC Trust as set forth in the Plan.
1.8 AC Class B Beneficial Interest means a junior beneficial interest in the AC Trust to be issued to holders of Allowed Subordinated Claims against any of the Consolidated Debtors, which entitles its holder to receive distributions from the AC Trust as set forth in the Plan.
1.9 AC Trust means the liquidating trust established under Section 5.4 of the Plan for the purposes of liquidating and distributing the AC Trust Assets to holders of AC Beneficial Interests.
1.10 AC Trust Agreement means the agreement between the Debtors, the AC Trustee and the Delaware Trustee governing the AC Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.10, to be filed with the Plan Supplement.
1.11 AC Trust Assets means all rights and assets of the Consolidated Debtors as of the Effective Date, including, without limitation, all Causes of Action of any Consolidated Debtor, all stock in any Debtor Affiliate (other than Advanta and ASC) and non-Debtor Affiliate (other than ABHC), all assets of ABHC, and all Books and Privileges of the Consolidated Debtors that relate to the AC Trust Assets; provided, however, that the AC Trust Assets shall not include the Advanta Trust Assets, Advanta Auto Finance Trust Assets, ASSC Trust Assets, AMCUSA Trust Assets, Advanta Finance Trust Assets, Advantennis Trust Assets, the Reorganized Advanta Assets, and the partnership interests of Advanta, ASC and ABHC in Fleet Credit Card Services, L.P.
1.12 AC Trust Beneficiaries means those holders of Claims against the Consolidated Debtors, in each case, as and when Allowed, who will receive AC Beneficial Interests on account of their Allowed Claims pursuant to the Plan.
1.13 AC Trustee means the trustee or co-trustees, as the case may be, governing the AC Trust.
1.14 ACT means Advanta Capital Trust I, that certain Delaware statutory business trust formed under Chapter 38 of Title 12 of the Delaware Code, 12 De. Code 3801 et seq., pursuant to the ACT Declaration of Trust.
1.15 ACT Administrative Trustee means Advanta.

1.16 ACT Declaration of Trust means that certain Amended and Restated Declaration of Trust of Advanta Capital Trust I, dated as of December 17, 1996, among the ACT Trustees, Advanta, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of ACT.
1.17 ACT Securities means the Trust Preferred Securities, the Subordinated Notes and the Common Securities.
1.18 ACT Trustees means those trustees acting for ACT from time to time as provided for in the ACT Declaration of Trust.
1.19 Administrative Expense Claim means any Claim constituting a cost or expense of administration of the Chapter 11 Cases pursuant to sections 330, 365, 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses, incurred after the Commencement Date, of preserving the Debtors’ Estates, (b) any actual and necessary costs and expenses, incurred after the Commencement Date, of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Chapter 11 Cases and (d) any compensation for professional services rendered and reimbursement of expenses incurred after the Commencement Date. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 12.8 of the Plan.
1.20 Advanta means Advanta Corp., a Delaware corporation.
1.21 Advanta Auto Finance means Advanta Auto Finance Corp., a Nevada corporation.
1.22 Advanta Auto Finance Beneficial Interests means, collectively, the Advanta Auto Finance Class A Beneficial Interests, the Advanta Auto Finance Class B Beneficial Interests, and the Advanta Auto Finance Class C Beneficial Interests.
1.23 Advanta Auto Finance Class A Beneficial Interest means a senior beneficial interest in the Advanta Auto Finance Trust to be issued to each holder of an Allowed General Unsecured Claim against Advanta Auto Finance, which entitles its holder to receive distributions from the Advanta Auto Finance Trust as set forth in the Plan.
1.24 Advanta Auto Finance Class B Beneficial Interest means a junior beneficial interest in the Advanta Auto Finance Trust to be issued to each holder of an Allowed Subordinated Claim against Advanta Auto Finance, which entitles its holder to receive distributions from the Advanta Auto Finance Trust as set forth in the Plan.
1.25 Advanta Auto Finance Class C Beneficial Interest means a residual beneficial interest in the Advanta Auto Finance Trust to be issued to each holder of an Equity Interest in Advanta Auto Finance, which entitles its holder to receive distributions from the Advanta Auto Finance Trust as set forth in the Plan.

1.26 Advanta Auto Finance Trust means the liquidating trust established under Section 5.4 of the Plan for the purposes of liquidating and distributing the Advanta Auto Finance Trust Assets to holders of Advanta Auto Finance Beneficial Interests.
1.27 Advanta Auto Finance Trust Agreement means the agreement between Advanta Auto Finance, the Advanta Auto Finance Trustee and the Delaware Trustee governing the Advanta Auto Finance Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.27, to be filed with the Plan Supplement.
1.28 Advanta Auto Finance Trust Assets means all assets of Advanta Auto Finance as of the Effective Date, including all Causes of Action of Advanta Auto Finance, and all Books and Privileges of Advanta Auto Finance.
1.29 Advanta Auto Finance Trust Beneficiaries means those holders of Claims against Advanta Auto Finance, in each case, as and when Allowed, and those holders of Equity Interests in Advanta Auto Finance, who will receive Advanta Auto Finance Beneficial Interests on account of their Allowed Claims and Equity Interests pursuant to the Plan.
1.30 Advanta Auto Finance Trustee means the trustee or co-trustees, as the case may be, governing the Advanta Auto Finance Trust.
1.31 Advanta Bank means Advanta Bank, a Delaware state-chartered depository institution.
1.32 Advanta Beneficial Interests means Advanta Class A Beneficial Interests and Advanta Class B Beneficial Interests.
1.33 Advanta Class A Beneficial Interest means a senior beneficial interest in the Advanta Trust to be issued to each holder of an Allowed Investment Note Claim, Allowed RediReserve Certificate Claim, Allowed General Unsecured Claim against any of the Consolidated Debtors, and an Allowed Subordinated Note Claim, which entitles its holder to receive distributions from the Advanta Trust as set forth in the Plan.
1.34 Advanta Class B Beneficial Interest means a junior beneficial interest in the Advanta Trust to be issued to each holder of an Allowed Subordinated Claim against any of the Consolidated Debtors, which entitles its holder to receive distributions from the Advanta Trust as set forth in the Plan.
1.35 Advanta Finance means Advanta Finance Corp., a Nevada corporation.
1.36 Advanta Finance Beneficial Interests means Advanta Finance Class A Beneficial Interests, Advanta Finance Class B Beneficial Interests, and Advanta Finance Class C Beneficial Interests.
1.37 Advanta Finance Class A Beneficial Interest means a senior beneficial interest in the Advanta Finance Trust to be issued to each holder of an Allowed General Unsecured Claim against Advanta Finance, which entitles its holder to receive distributions from the Advanta Finance Trust as set forth in the Plan.

1.38 Advanta Finance Class B Beneficial Interest means a junior beneficial interest in the Advanta Finance Trust to be issued to each holder of an Allowed Subordinated Claim against Advanta Finance, which entitles its holder to receive distributions from the Advanta Finance Trust as set forth in the Plan.
1.39 Advanta Finance Class C Beneficial Interest means a residual beneficial interest in the Advanta Finance Trust to be issued to each holder of an Equity Interest in Advanta Finance, which entitles its holder to receive distributions from the Advanta Finance Trust as set forth in the Plan.
1.40 Advanta Finance Trust means the liquidating trust established under Section 5.4 of the Plan for the purposes of liquidating and distributing the Advanta Finance Trust Assets to holders of Advanta Finance Beneficial Interests.
1.41 Advanta Finance Trust Agreement means the agreement between Advanta Finance, the Advanta Finance Trustee and the Delaware Trustee governing the Advanta Finance Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.41, to be filed with the Plan Supplement.
1.42 Advanta Finance Trust Assets means all assets of Advanta Finance as of the Effective Date, including all Causes of Action of Advanta Finance, and all Books and Privileges of Advanta Finance.
1.43 Advanta Finance Trust Beneficiaries means those holders of Claims against Advanta Finance, in each case, as and when Allowed, and those holders of Equity Interests in Advanta Finance, who will receive Advanta Finance Beneficial Interests on account of their Allowed Claims and Equity Interests pursuant to the Plan.
1.44 Advanta Finance Trustee means the trustee or co-trustees, as the case may be, governing the Advanta Finance Trust.
1.45 Advanta Trust means the liquidating trust established under Section 5.5 of the Plan.
1.46 Advanta Trust Agreement means the agreement between the Debtors, the Advanta Trustee and the Delaware Trustee governing the Advanta Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.46, to be filed with the Plan Supplement.
1.47 Advanta Trust Assets means $100,000 in Cash to fund administrative costs of the Advanta Trust and all stock of Reorganized Advanta.

1.48 Advanta Trust Beneficial Interests means, collectively, the Advanta Class A Beneficial Interests and the Advanta Class B Beneficial Interests.
1.49 Advanta Trust Beneficiaries means those holders of Claims against the Consolidated Debtors, in each case, as and when Allowed, who will receive Advanta Beneficial Interests on account of their Allowed Claims pursuant to the Plan
1.50 Advanta Trustee means the trustee or co-trustee, as the case may be, governing the Advanta Trust.
1.51 Advantennis means Advantennis Corp., a Delaware corporation.
1.52 Advantennis Beneficial Interests means Advantennis Class A Beneficial Interests and Advantennis Class B Beneficial Interests.
1.53 Advantennis Class A Beneficial Interest means a senior beneficial interest in the Advantennis Trust to be issued to each holder of an Allowed General Unsecured Claim against Advantennis, which entitles its holder to receive distributions from the Advantennis Trust as set forth in the Plan.
1.54 Advantennis Class B Beneficial Interest means a junior beneficial interest in the Advantennis Trust to be issued to each holder of Allowed Subordinated Claims in Advantennis, which entitles its holder to receive distributions from the Advantennis Trust as set forth in the Plan.
1.55 Advantennis Trust means the liquidating trust established under Section 5.4 of the Plan, for the purposes of liquidating and distributing the Advantennis Trust Assets to holders of Advantennis Beneficial Interests.
1.56 Advantennis Trust Assets means all assets of Advantennis as of the Effective Date, including all Causes of Action of Advantennis, and all Books and Privileges of Advantennis.
1.57 Advantennis Trust Agreement means the agreement between Advantennis, the Advantennis Trustee and the Delaware Trustee governing the Advantennis Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.57, to be filed with the Plan Supplement.
1.58 Advantennis Trust Beneficiaries means those holders of Claims against Advantennis, in each case, as and when Allowed, and those holders of Equity Interests in Advantennis, who will receive Advantennis Beneficial Interests on account of their Allowed Claims and Equity Interests pursuant to the Plan.
1.59 Advantennis Trustee means the trustee or co-trustees, as the case may be, governing the Advantennis Trust.

1.60 Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.
1.61 Allowed means, with reference to any Claim against the Debtors, (a) any fixed Claim against any Debtor that has been listed by such Debtor in its Schedules (as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009 and any applicable local Bankruptcy Rule) as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed or no timely objection to allowance or request for estimation has been interposed, (b) any timely filed proof of Claim (i) as to which no objection has been or is interposed in accordance with Section 7.2 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bankruptcy Court and as to which any such applicable period of limitation has expired or (ii) as to which any objection has been determined by a Final Order and to the extent such objection is determined in favor of the respective holder of such Claim, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or as provided in Section 7.5 of the Plan; provided, however, that (x) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” and (y) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.
1.62 AMCUSA means Advanta Mortgage Corp. USA., a Delaware corporation.
1.63 AMCUSA Beneficial Interests means AMCUSA Class A Beneficial Interests, AMCUSA Class B Beneficial Interests, and AMCUSA Class C Beneficial Interests.
1.64 AMCUSA Class A Beneficial Interest means a senior beneficial interest in the AMCUSA Trust to be issued to each holder of an Allowed General Unsecured Claim against AMCUSA, which entitles its holder to receive distributions from the AMCUSA Trust as set forth in the Plan.
1.65 AMCUSA Class B Beneficial Interest means a junior beneficial interest in the AMCUSA Trust to be issued to each holder of an Allowed Subordinated Claim against AMCUSA, which entitles its holder to receive distributions from the AMCUSA Trust as set forth in the Plan.
1.66 AMCUSA Class C Beneficial Interest means a residual beneficial interest in the AMCUSA Trust issued to each holder of an Equity Interest in AMCUSA, which entitles its holder to receive distributions from the AMCUSA Trust as set forth in the Plan.
1.67 AMCUSA Trust means the liquidating trust established under Section 5.4 of the Plan, for the purposes of liquidating and distributing the AMCUSA Trust Assets to holders of AMCUSA Beneficial Interests.

1.68 AMCUSA Trust Assets means all assets of AMCUSA as of the Effective Date, including all Causes of Action of AMCUSA, and all Books and Privileges of AMCUSA.
1.69 AMCUSA Trust Agreement means the agreement between AMCUSA, the AMCUSA Trustee and the Delaware Trustee governing the AMCUSA Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.69, to be filed with the Plan Supplement.
1.70 AMCUSA Trust Beneficiaries means those holders of Claims against AMCUSA, in each case, as and when Allowed, and those holders of Equity Interests in AMCUSA, who will receive AMCUSA Beneficial Interests on account of their Allowed Claims and Equity Interests pursuant to the Plan.
1.71 AMCUSA Trustee means the trustee or co-trustees, as the case may be, governing the AMCUSA Trust.
1.72 ASC means Advanta Service Corp., a Delaware corporation.
1.73 ASSC means Advanta Shared Services Corp., a Delaware corporation.
1.74 ASSC Beneficial Interests means ASSC Class A Beneficial Interests and ASSC Class B Beneficial Interests.
1.75 ASSC Class A Beneficial Interest means a senior beneficial interest in the ASSC Trust to be issued to each holder of an Allowed General Unsecured Claim against ASSC, which entitles its holder to receive distributions from the ASSC Trust as set forth in the Plan.
1.76 ASSC Class B Beneficial Interest means a junior beneficial interest in the ASSC Trust to be issued to each holder of an Allowed Subordinated Claim against ASSC, which entitles its holder to receive distributions from the ASSC Trust as set forth in the Plan.
1.77 ASSC Trust means the liquidating trust established under Section 5.4 of the Plan, for the purposes of liquidating and distributing the ASSC Trust Assets to holders of ASSC Beneficial Interests.
1.78 ASSC Trust Assets means all assets of ASSC as of the Effective Date, including all Causes of Action of ASSC, and all Books and Privileges of ASSC.
1.79 ASSC Trust Agreement means the agreement between ASSC, the ASSC Trustee and the Delaware Trustee governing the ASSC Trust, dated as of the Effective Date, which shall be in form and substance reasonably acceptable to the Creditors’ Committee and substantially in the form set forth on Exhibit 1.79, to be filed with the Plan Supplement.
1.80 ASSC Trust Beneficiaries means those holders of Claims against ASSC, in each case, as and when Allowed, and those holders of Equity Interests in ASSC, who will receive ASSC Beneficial Interests on account of their Allowed Claims and Equity Interests pursuant to the Plan.

1.81 ASSC Trustee means the trustee or co-trustees, as the case may be, governing the ASSC Trust.
1.82 Avoidance and Subordination Actions means any actions commenced, or that may be commenced before or after the Effective Date, pursuant to sections 510, 542, 544, 545, 547, 548, 550, 551, or 553 of the Bankruptcy Code, including without limitation, such actions that arise under state law.
1.83 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.
1.84 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware or any other court of the United States having jurisdiction over the Chapter 11 Cases.
1.85 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.
1.86 BE Corp. means BE Corp. (f/k/a/ BizEquity Corp.), a Delaware corporation.
1.87 Beneficial Interests means, collectively, the Liquidating Trust Beneficial Interests and the Advanta Trust Beneficial Interests.
1.88 Books and Privileges means, with respect to a particular Debtor or group of Debtors, all books and records of such Debtor(s), including, without limitation, all documents and communications of any kind, whether physical or electronic, the right to assert or waive any privilege, including, but not limited to, any attorney-client privilege, work-product protection, or other privilege or immunity attaching to any documents or communications (whether written, electronic or oral), and rights to direct current or former agents, attorneys, advisors and other professionals of such Debtor(s) to deliver such documents or communications.
1.89 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in Wilmington, Delaware are required or authorized to close by law or executive order.
1.90 Cash means lawful currency of the United States of America, including but not limited to bank deposits, checks and other similar items.
1.91 Causes of Action means any and all Claims, Avoidance and Subordination Actions, demands, rights, actions, rights of action, causes of action, judgments, proceedings, damages, accounts, defenses, affirmative defenses, rights of setoff, offsets, powers, privileges, licenses, franchises, third-party claims, counterclaims, cross-claims, actions for declaratory or injunctive relief, suits and other rights of recovery of the Debtors, the Debtors in Possession and the Estates (but subject in all cases to the exculpation provisions of Section 10.7 hereof), against or with respect to any Person, including without limitation Claims of a Debtor or the Estates against another Debtor, Debtor in Possession, affiliate, current or former officer, director or employee of any Debtor or any affiliate or property, wherever located, of any nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, asserted or unasserted or pending as of the Effective Date, whether direct, indirect, derivative or on any other basis, whether existing or hereafter arising, whether arising in whole or in part prior to, on or after the Commencement Date, based in whole or in part upon any act or omission or other event occurring prior to the Commencement or during the course of the Chapter 11 Cases or thereafter, in contract or in tort, at law or in equity, whether pursuant to any federal or state statute or common law or under any theory of law or equity, including without limitation any available: (a) rights of setoff, counterclaim, recoupment, replevin or reclamation, and Claims on contracts or for breaches of duties imposed by law, (b) rights to object to or seek estimation of Claims or Equity Interests, (c) Claims pursuant to section 362 of the Bankruptcy Code, (d) Claims, causes of action and defenses against any Person, including without limitation, for intentional or negligent misrepresentation, fraud, mistake, duress and usury, breach of fiduciary duty, malpractice, negligence, breach of contract, wrongful distribution, aiding and abetting, or inducement, and (e) rights and remedies under sections 502(d), 506, 509, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, and 553 of the Bankruptcy Code.
1.92 Chapter 11 Cases means the cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, styled as “In re Advanta Corp., et al.”, which have been jointly administered by order of the Bankruptcy Court under case number 09-13931 (KJC).
1.93 Charging Lien means any right of the Indenture Trustees under the applicable Indenture to a Lien upon or other priority in payment with respect to distributions to be made to holders of Investment Note Claims, RediReserve Certificate Claims or Subordinated Note Claims.
1.94 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.
1.95 Class means any group of substantially similar Claims or Equity Interests classified by the Plan pursuant to section 1122 of the Bankruptcy Code.
1.96 Class A Beneficial Interest means, collectively, the AC Class A Beneficial Interest, the AMCUSA Class A Beneficial Interest, the Advanta Auto Finance Class A Beneficial Interest, the Advanta Finance Class A Beneficial Interest, the ASSC Class A Beneficial Interest, and the Advantennis Class A Beneficial Interest.
1.97 Class B Beneficial Interest means, collectively, the AC Class B Beneficial Interest, the AMCUSA Class B Beneficial Interest, the Advanta Auto Finance Class B Beneficial Interest, the Advanta Finance Class B Beneficial Interest, the ASSC Class B Beneficial Interest, and the Advantennis Class B Beneficial Interest.
1.98 Class C Beneficial Interest means, collectively, the AMCUSA Class C Beneficial Interest, the Advanta Auto Finance Class C Beneficial Interest, and the Advanta Finance Class C Beneficial Interest.
1.99 Collateral means any property or interest in property of the Estates of any of the Debtors that is subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.100 Commencement Date means, as applicable, the First Commencement Date and/or the Second Commencement Date.
1.101 Common Securities means the securities representing common undivided beneficial interests in the assets of ACT.
1.102 Compensation and Benefit Programs shall have the meaning ascribed to such term in Section 8.7 of the Plan.
1.103 Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to the Chapter 11 Cases.
1.104 Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.
1.105 Confirmation Order means the order or orders of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Creditors’ Committee.
1.106 Consolidated Debtors means Advanta, Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., ASC, Advanta Advertising Inc., Advanta Mortgage Holding Company, Advanta Ventures Inc., BE Corp., ideablob Corp., Advanta Credit Card Receivables Corp., Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp..
1.107 Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.
1.108 Creditors’ Committee means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.
1.109 D&O Insurance Policies means all primary and excess insurance policies of the Debtors that provide for, among other things, coverage for liability related to the actions or omissions of the Debtors’ directors or officers.
1.110 Debtors means Advanta, Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., ASSC, ASC, Advanta Advertising Inc., Advantennis, Advanta Mortgage Holding Company, Advanta Auto Finance, AMCUSA, Advanta Finance, Advanta Ventures Inc., BE Corp., ideablob Corp., Advanta Credit Card Receivables Corp., Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp..

1.111 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code.
1.112 Deferred Compensation Plan means the Advanta Corp. Non-Employee Directors Deferral Plan (as amended).
1.113 Deferred Compensation Trust means the Advanta Corp. Non-Employee Directors Deferral Plan Trust.
1.114 Delaware Trustee means a Delaware trustee appointed under the terms of each Trust Agreement.
1.115 Disbursing Agent means, with respect to each Trust, the Trustee of that Trust or any entity appointed by such Trustee as a disbursing agent.
1.116 Disclosure Statement means that certain disclosure statement, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code relating to the Plan, which shall be in form and substance reasonably acceptable to the Creditors’ Committee, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld.
1.117 Disclosure Statement Order means the order of the Bankruptcy Court approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, which shall be in form and substance reasonably acceptable to the Creditors’ Committee.
1.118 Distribution Record Date means the date that is three (3) Business Days from and after the Confirmation Date.
1.119 Effective Date means a Business Day selected by the Debtors with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld) on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 9.1 of the Plan shall have been satisfied or waived as provided in Section 9.2 of the Plan.
1.120 Equity Interest means the interest of any holder of equity securities of any of the Debtors represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, contractual or other right to acquire any such interest.
1.121 Estates means the estates created pursuant to section 541 of the Bankruptcy Code upon the filing of the Chapter 11 Cases.

1.122 FDIC Settlement Agreement means the Settlement Agreement, dated as of August 27, 2010 among the Debtors, the Creditors’ Committee and the Federal Deposit Insurance Corporation, as receiver for ABC.
1.123 Fee Auditor means Warren H. Smith & Associates, P.C.
1.124 Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.
1.125 First Commencement Date means November 8, 2009, the date on which Advanta, Advanta Investment Corp., Advanta Business Services Holding Corp., Advanta Business Services Corp., ASSC, ASC, Advanta Advertising Inc., Advantennis, Advanta Mortgage Holding Company, Advanta Auto Finance, AMCUSA, Advanta Finance, Great Expectations International Inc., Great Expectations Franchise Corp., and Great Expectations Management Corp. filed their voluntary petitions under chapter 11 of the Bankruptcy Code.
1.126 General Unsecured Claim means any Claim against a Debtor other than an Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim, Investment Note Claim, RediReserve Certificate Claim, and Subordinated Note Claim.
1.127 Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.
1.128 Indentures means the 8.99% Indenture and the Investment Note Indenture, collectively.
1.129 Indenture Trustees means the Retail Note Indenture Trustee, the 8.99% Indenture Trustee and the ACT Trustees, collectively.
1.130 Indenture Trustee Fees means the accrued and unpaid fees, costs, and expenses of the Indenture Trustees, including the fees, costs and expenses of the Indenture Trustees’ attorneys, payable pursuant to the 8.99% Indenture, the Investment Note Indenture, or the ACT Declaration of Trust, as applicable.
1.131 Initial Distribution shall have the meaning ascribed to such term in Section 5.4(k) of the Plan.

1.132 Intercompany Claim means any Claim against any Debtor held by another Debtor.
1.133 Investment Notes are senior unsecured debt securities that, together with the RediReserve Certificates, were offered by Advanta and its predecessors directly to retail investors in certain states in order to fund general corporate purposes.
1.134 Investment Note Claims means all Claims relating to the Investment Notes arising under the Investment Note Indenture.
1.135 Investment Note Indenture means that certain indenture dated October 23, 1995 between Advanta and the Retail Note Indenture Trustee pursuant to which the Investment Notes and the RediReserve Certificates were issued.
1.136 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.
1.137 Like Amount means, with respect to the distribution of the Subordinated Notes to the holders of the Trust Preferred Securities (and Allowed Subordinated Note Claims in respect thereof), Subordinated Notes having a principal amount equal to the liquidation amount of the Trust Preferred Securities of the holder to whom such Subordinated Notes are distributed.
1.138 Liquidating Trust Agreements means, collectively, the AC Trust Agreement, the AMCUSA Trust Agreement, the Advanta Auto Finance Trust Agreement, the Advanta Finance Trust Agreement, the ASSC Trust Agreement and the Advantennis Trust Agreement.
1.139 Liquidating Trust Assets means, collectively, the AC Trust Assets, the AMCUSA Trust Assets, the Advanta Auto Finance Trust Assets, the Advanta Finance Trust Assets, the ASSC Trust assets and the Advantennis Trust Assets.
1.140 Liquidating Trust Beneficial Interests means, collectively, the AC Beneficial Interests, the AMCUSA Beneficial Interests, the Advantennis Beneficial Interests, the Advanta Auto Finance Beneficial Interests, the Advanta Finance Beneficial Interests, and the ASSC Beneficial Interests.
1.141 Liquidating Trust Beneficiaries means, collectively, the AC Trust Beneficiaries, the AMCUSA Trust Beneficiaries, the Advanta Auto Finance Trust Beneficiaries, the Advanta Finance Trust Beneficiaries, the ASSC Trust Beneficiaries and the Advantennis Trust Beneficiaries.
1.142 Liquidating Trustees means, collectively, the AC Trustee, the AMCUSA Trustee, the Advanta Auto Finance Trustee, the Advanta Finance Trustee, the ASSC Trustee and the Advantennis Trustee.
1.143 Liquidating Trusts means, collectively, the AC Trust, the AMCUSA Trust, the Advanta Auto Finance Trust, the Advanta Finance Trust, the ASSC Trust, and the Advantennis Trust.

1.144 Local Bankruptcy Rules means the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.
1.145 Person means an individual, partnership, corporation, limited liability company, cooperative, trust, estate, unincorporated organization, association, joint venture, government unit or agency or political subdivision thereof or any other form of legal entity or enterprise.
1.146 Plan means this Joint Plan Under Chapter 11 of the Bankruptcy Code, including, without limitation, the exhibits and schedules attached hereto or contained in the Plan Supplement, as the same may be amended or modified from time to time with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, in accordance with the provisions of the Bankruptcy Code and the terms hereof.
1.147 Plan Supplement means the supplement or supplements, as amended or modified, to the Plan containing certain documents relevant to the implementation of the Plan, shall be in form and substance reasonably acceptable to the Creditors’ Committee, and which shall include, but will not be limited to, the list of executory contracts and unexpired leases to be assumed pursuant to the Plan and the Liquidating Trust Agreements.
1.148 Priority Non-Tax Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6), (7), (9), or (10) of the Bankruptcy Code.
1.149 Priority Tax Claim means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
1.150 Pro Rata Share means, with respect to a particular Claim, as of a particular distribution date, the ratio (expressed as a percentage) of the amount of that particular Claim to the sum of the aggregate amount of all Allowed Claims and Unresolved Claims that are accounted for in the applicable Unresolved Claims Reserve with respect to the Debtor against which such Claim is asserted, or if such Debtor is one of the Consolidated Debtors, to the Consolidated Debtors.
1.151 Punitive Damage Claim means any Claim, whether secured or unsecured, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture or damages is not compensation for actual pecuniary loss suffered by the holder of such Claim.
1.152 RediReserve Certificates means RediReserve Variable Rate Certificates, which are senior unsecured debt securities that were offered, together with the Investment Notes, by Advanta and its predecessors directly to retail investors in certain states in order to fund general corporate purposes.
1.153 RediReserve Certificate Claims means all Claims relating to the RediReserve Certificates arising under the Investment Note Indenture.

1.154 Retail Note Indenture Trustee means The Bank of New York Mellon, in its capacity as the indenture trustee for the Investment Notes and the RediReserve Certificates under the Investment Note Indenture.
1.155 Reorganized Advanta means Advanta, as reorganized as of the Effective Date in accordance with the Plan.
1.156 Reorganized Advanta Assets means the assets of Reorganized Advanta, which shall consist of (i) $6.7 million in Cash or such other amount as may be agreed to by the Debtors and the Creditors’ Committee on or prior to the Effective Date, (ii) a certain portion of Advanta’s portfolio of credit card receivables, which shall be determined by the Debtors on or prior to the Effective Date with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, (iii) the stock of ASC, (iv) the stock of ABHC, and (v) a partnership interest in Fleet Credit Card Services, L.P. As of the Effective Date, the sole assets of ASC and ABHC shall be partnership interests in Fleet Credit Card Services, L.P.
1.157 Second Commencement Date means November 20, 2009, the date on which Advanta Ventures Inc., BE Corp., ideablob Corp., and Advanta Credit Card Receivables Corp. filed their voluntary petitions under chapter 11 of the Bankruptcy Code.
1.158 Schedules means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, schedules of current income and expenditures and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Chapter 11 Cases, as may have been amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.
1.159 SEC means the Securities and Exchange Commission.
1.160 Secured Claim means a Claim, if any, that is secured by a Lien on property in which a Debtor’s estate has an interest to the extent of the value of such property, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, or, in either case as otherwise agreed upon in writing by the Debtors and the holder of such Claim.
1.161 SEIP means the Advanta Corp. Supplemental Executive Insurance Program, effective as of April 2, 2007, as amended, supplemented or modified.
1.162 SERP means the Advanta Corp. Supplemental Executive Retirement Plan for the Benefit of Dennis Alter, effective as of February 11, 2005, as amended, supplemented or modified.
1.163 Subordinated Claim means any Claim against any of the Debtors subject to subordination under section 510 of the Bankruptcy Code or otherwise, including, without limitation, Allowed Punitive Damage Claims, but excluding the Subordinated Note Claims.

1.164 Subordinated Notes means the 8.99% junior subordinated deferrable interest debentures issued by Advanta pursuant to the 8.99% Indenture.
1.165 Subordinated Note Claims means any Claims arising under the 8.99% Indenture relating to the Subordinated Notes.
1.166 Tax Code means the United States Internal Revenue Code of 1986, as amended.
1.167 Tax Returns shall have the meaning set forth in Section 5.4(h) of the Plan.
1.168 Treasury Regulations means the United States Department of Treasury regulations promulgated under the Tax Code.
1.169 Trust Advisory Board shall have the meaning set forth in the Liquidating Trust Agreements and the Advanta Trust Agreement.
1.170 Trust Agreements means, collectively, the Liquidating Trust Agreements and the Advanta Trust Agreement.
1.171 Trustee Stock means the voting stock of Reorganized Advanta to be issued under the Plan to the Advanta Trust.
1.172 Trustees means, collectively, the Liquidating Trustees and the Advanta Trustee.
1.173 Trusts means, collectively, the Liquidating Trusts and the Advanta Trust.
1.174 Trust Preferred Securities means the $100 million of 8.99% capital securities issued by ACT.
1.175 Unimpaired means, with respect to any Claim, that such Claim is not impaired within the meaning of section 1124 of the Bankruptcy Code.
1.176 Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.
1.177 Unresolved Claims means, with reference to any Claim, any Claim (a) if any portion of such Claim is neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, (b) which has been or hereafter is listed by a Debtor on its Schedules as unliquidated, disputed or contingent and which has not been resolved by written agreement of the parties or a Final Order, or (c) as to which the Debtors or any other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order. Prior to the expiration of the time within which to object to such Claim set forth in the Plan or otherwise established by order of the

Bankruptcy Court, a Claim shall be considered an Unresolved Claim if (i) the amount of the Claim specified in a proof of Claim exceeds the amount of the Claim scheduled by the Debtors as not disputed, contingent or unliquidated, (ii) a proof of Claim asserts a priority or security interest inconsistent with the Debtors’ Schedules, or (iii) the Claim specified in a proof of Claim was not included in the Debtors’ Schedules. For the avoidance of doubt, the Claims asserted by Dennis Alter and William Rosoff in proofs of Claim numbered 2341 and 2342 and any Claims related thereto are Unresolved Claims.
1.178 Unresolved Claims Reserve means, with respect to a Trust, Cash that is allocated and retained by such Trust on each distribution date in accordance with the provisions of the Plan and the applicable Trust Agreement on account of Unresolved Claims against such Trust in an amount that the applicable Trustee estimates would be necessary to pay such Unresolved Claims on such distribution dates if such Claims were Allowed.
B. Interpretation; Application of Definitions and Rules of Construction.
Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. Whenever the words “include”, “includes” or “including” are used in the Plan, they are deemed to be followed by the words “without limitation.” A term used herein that is not defined herein shall have the meaning ascribed to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender and the neuter and words denoting the neuter shall include any applicable gender. Unless otherwise provided herein, in the event that a particular term of the Plan (including any exhibits or schedules hereto) conflicts with a particular term of the definitive documentation required to be implemented pursuant to the terms of the Plan or any settlement or other agreement contemplated hereunder, the definitive documentation shall control and shall be binding on the parties thereto. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II
PROVISIONS FOR PAYMENT OF
NON-CLASSIFIED CLAIMS
2.1 Administrative Expense Claims.
(a) Filing Administrative Expense Claims. The holder of an Administrative Expense Claim, other than (i) a Claim covered by Sections 2.2, 2.3 or 2.4 hereof, (ii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iii) an Administrative Expense Claim that has been Allowed on or before the Effective Date, must file with the Advanta Claims Processing Center (as defined below) a request for payment of such Administrative Expense Claim by no later than sixty (60) days after the Effective Date. Such request must include at a minimum (A) the name of the Debtor(s) that is purported to be liable for the Claim, (B) the name of the holder of the Claim, (C) the amount of the Claim, and (D) the basis for the Claim. Failure to file and serve such request timely and properly shall result in the Administrative Expense Claim being forever barred. All requests for payment of Administrative Expense Claims shall be filed at the following address:

By Mail:	By Hand or Overnight Courier
The Garden City Group, Inc.	The Garden City Group, Inc.
Attn: Advanta Corp.	Attn: Advanta Corp.
P.O. Box 9562	5151 Blazer Parkway, Suite A
Dublin, Ohio 43017-4862	Dublin, Ohio 43017
(collectively, the “Advanta Claims Processing Center”). Requests for payment of Administrative Expense Claims may not be delivered by facsimiles, telecopy, or electronic mail transmission.
(b) Allowance of Administrative Expense Claims. An Administrative Expense Claim with respect to which a request for payment has been properly and timely filed pursuant to Section 2.1(a) shall become an Allowed Administrative Expense Claim if no objection to such request is filed with the Bankruptcy Court on or before 180 days after the Effective Date. If an objection is timely filed, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order or as such Claim is settled, compromised, or otherwise resolved by the applicable Trustee pursuant to Section 7.5 of the Plan.
(c) Payment of Allowed Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim (other than a Claim covered by Sections 2.2, 2.3 or 2.4 hereof) agrees to a less favorable treatment, each Allowed Administrative Expense Claim (including any Allowed Claim asserted under section 503(b)(9) of the Bankruptcy Code) shall be paid by the applicable Trustee from the applicable Trust in full, in Cash, in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim on or as soon as reasonably practicable following the later to occur of (a) the Effective Date, or (b) the date on which such Administrative Expense Claim shall become an Allowed Claim; provided, however, that Allowed Administrative Expense Claims (other than a Claim covered by Section 2.2, 2.3 or 2.4 hereof) against any of the Debtors representing liabilities incurred in the ordinary course of business by any of the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by any of the Debtors, as Debtors in Possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors or the applicable Trustee, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

2.2 Professional Compensation and Reimbursement Claims.
The Bankruptcy Court shall fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowance of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328 and 330 of the Bankruptcy Code or applications for allowance of Administrative Expense Claims arising under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. Unless otherwise agreed to by the claimant and the Debtors or the applicable Trustee, as applicable, the Allowed Administrative Expense Claims arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), and 503(b)(5) of the Bankruptcy Code shall be paid in full, in Cash, by the applicable Trustee from the applicable Trust as soon as practicable following the later to occur of (a) the Effective Date, and (b) the date upon which any such Administrative Expense Claim becomes an Allowed Administrative Expense Claim. The Debtors and the Trustees, as applicable, are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course of business and without the need for Bankruptcy Court approval.
2.3 Indenture Trustee Fees.
Notwithstanding any provision contained in the Plan to the contrary, unless otherwise agreed to by the Indenture Trustees, the Debtors and the Creditors’ Committee, all Indenture Trustee Fees incurred by each Indenture Trustee prior to the Effective Date shall be paid in Cash by the AC Trustee within 10 days of the presentation of invoices by each Indenture Trustee and without the need for application to, or approval by, any court. Any Indenture Trustee Fees incurred by the Indenture Trustees for services related to distributions pursuant to the Plan, if any, including, but not limited to, the reasonable fees, costs and expenses incurred by the Indenture Trustees’ professionals in carrying out the Indenture Trustees’ duties as provided for in the applicable Indenture and the reasonable fees, costs and expenses incurred under Section 4.3(d) of the Plan, shall be paid by the AC Trustee after the Effective Date in the ordinary course of business in Cash upon presentation of invoices by the Indenture Trustees and without the need for an application to, or approval of, any court. If the AC Trustee disputes any requested Indenture Trustee Fees, the AC Trustee (i) shall pay the undisputed portion of the Indenture Trustee Fees as provided for in this Section 2.3, and (ii) shall notify the applicable Indenture Trustee of such dispute within 10 days after the presentation of the invoices by the Indenture Trustee, and, upon such notification, the Indenture Trustee shall (a) assert a Charging Lien to pay the disputed portion of the Indenture Trustee Fees and/or (b) submit such dispute for resolution to the Bankruptcy Court; provided however, that the Bankruptcy Court’s review shall be limited to a determination under the reasonable standard in accordance with the applicable Indentures. Upon payment of the applicable Indenture Trustees’ fees and expenses pursuant to the procedures set forth herein, the proofs of Claims filed by the Indenture Trustees, assigned numbers 1719 and 1722, shall be deemed satisfied. Nothing herein shall be deemed to impair, waive, discharge, or negatively affect any Charging Lien for any fees, costs and expenses not paid by the AC Trustee and otherwise claimed by the Indenture Trustees pursuant to the procedures set forth in this Section 2.3.
2.4 Priority Tax Claims.
Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim, on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, Cash in an amount equal to such Allowed Priority Tax Claim.

ARTICLE III
CLASSIFICATION OF
CLAIMS AND EQUITY INTERESTS
The following table designates the classes of Claims against, and Equity Interests in, the Debtors and specifies which of those classes are impaired or Unimpaired by the Plan and entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to accept or reject the Plan.

Class	Designation	Impairment	Entitled to Vote
Classes 1(a)-(f)	Other Priority Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively	Unimpaired	No (deemed to accept)

Classes 2(a)-(f)	Secured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively	Unimpaired	No (deemed to accept)

Class 3	Investment Note Claims and RediReserve Certificate Claims against Advanta	Impaired	Yes

Classes 4(a)-(f)	General Unsecured Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, Advanta Finance, respectively	Impaired	Yes

Class 5	Subordinated Note Claims against Advanta	Impaired	Yes

Classes 6(a)-(f)	Subordinated Claims against the Consolidated Debtors, Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance, respectively	Impaired	Yes

Classes 7(a)-(c)	Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC, respectively	Impaired	No (deemed to reject)

Classes 7(d)-(f)	Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance, respectively	Impaired	Yes

Class 7(g)	Equity Interests in ASC	Unimpaired	No (deemed to accept)

ARTICLE IV
TREATMENT OF CLAIMS AND EQUITY INTERESTS
4.1 Classes 1(a)-(f): Other Priority Claims.
(a) Impairment and Voting. Classes 1(a) through 1(f) are Unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
(b) Distributions. Except to the extent that a holder of an Allowed Other Priority Claim (i) has been paid by the Debtors, in whole or in part, prior to the Effective Date, or (ii) agrees to a less favorable treatment, each holder of an Allowed Other Priority Claim shall receive from the applicable Trustee from the applicable Trust, in full satisfaction of such Claim, Cash in the full amount of such Allowed Claim, on or as soon as reasonably practicable after the later of (a) the Effective Date and (b) the date such Claim becomes Allowed.
4.2 Classes 2(a)-(f): Secured Claims.
(a) Impairment and Voting. Classes 2(a) through 2(f) are Unimpaired by the Plan. Each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
(b) Distributions. Except to the extent that a holder of an Allowed Secured Claim (i) has been paid by the Debtors, in whole or in part, prior to the Effective Date, or (ii) agrees to a less favorable treatment, each holder of an Allowed Secured Claim shall receive from the applicable Trustee from the applicable Trust, in full satisfaction of such Claim, Cash in the full amount of such Allowed Claim, on or as soon as reasonably practicable after the later of (a) the Effective Date and (b) the date such Claim becomes Allowed.
4.3 Class 3: Investment Note Claims and RediReserve Certificate Claims.
(a) Allowance. The Investment Note Claims and RediReserve Certificate Claims as set forth in proof of Claim, assigned number 941 and filed by the Retail Note Indenture Trustee, are hereby Allowed in an amount of $140,622,493.80 in the aggregate. To the extent Claims are asserted in separate proofs of Claim on account of principal and accrued interest with respect to Investment Notes and/or RediReserve Certificates, and (i) a holder has not timely filed a response to the disallowance of such Claim, or (ii) if filed, such a response is overruled by a Final Order, such Claims are hereby disallowed and expunged. The list of all such Claims that are disallowed and expunged are listed on Schedule 12.10 of the Plan.
(b) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Investment Note Claim and/or an Allowed RediReserve Certificate Claim is entitled to vote to accept or reject the Plan.

(c) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed Investment Note Claim or an Allowed RediReserve Certificate Claim shall receive an AC Class A Beneficial Interest in the AC Trust and an Advanta Class A Beneficial Interest in the Advanta Trust. An AC Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the AC Trust and an Advanta Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advanta Trust, if and when such distributions are made pursuant to the terms of the AC Trust Agreement and the Advanta Trust Agreement, as applicable; provided, however, that (i) no holder of an Allowed Investment Note Claim or an Allowed RediReserve Claim shall receive distributions that aggregate to more than the amount of such holder’s Allowed Investment Note Claim or Allowed RediReserve Certificate Claim, and (ii) all distributions on account of AC Class A Beneficial Interests and Advanta Class A Beneficial Interests to holders of Allowed Subordinated Note Claims shall be made directly to holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims in accordance with this Section 4.3 until such time as all holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims have received, in the aggregate, pursuant to this Section 4.3, an amount equal to the amount of all Allowed Investment Note Claims and Allowed RediReserve Certificate Claims.
(d) As soon as practicable after the applicable Trustees determine with reasonable certainty that holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims will receive distributions pursuant to this Section 4.3 aggregating 100% of the principal and accrued prepetition interest of their Allowed Claims, the applicable Trustees shall so notify the Indenture Trustees in writing (the “Section 4.3 Notice”). Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall prohibit the Retail Note Indenture Trustee and/or any holder of Allowed Investment Note Claims or Allowed RediReserve Certificate Claims from commencing an action in the Bankruptcy Court within forty-five (45) days after service of the Section 4.3 Notice asserting that under the Indentures, holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims are entitled to receive post-petition interest from the distributions that would otherwise have been made to holders of Allowed Subordinated Note Claims (the “Interest Action”). Nothing in the Plan shall preclude any party in interest, including, without limitation, the 8.99% Indenture Trustee, any holder of Subordinated Notes, the Debtors, or any of the Trustees, from challenging or otherwise participating in the Interest Action. The Trustees shall not make any distributions to holders of Allowed Subordinated Note Claims or any distributions to the holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims exceeding 100% of the Allowed amount of such claims as set forth in Section 4.3(a), above, until after (i) the Interest Action has not been timely commenced, or (ii) if the Interest Action is timely commenced, entry of a Final Order resolving the Interest Action, in which case distributions shall be made pursuant to the terms of such Final Order.
4.4 Class 4(a): General Unsecured Claims against the Consolidated Debtors
(a) Impairment and Voting. Class 4(a) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim in Class 4(a) is entitled to vote to accept or reject the Plan.

(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim in Class 4(a) shall receive an AC Class A Beneficial Interest in the AC Trust and an Advanta Class A Beneficial Interest in the Advanta Trust. An AC Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the AC Trust and an Advanta Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advanta Trust, if and when such distributions are made pursuant to the terms of the AC Trust Agreement and the Advanta Trust Agreement, as applicable; provided, however, that no holder of an Allowed General Unsecured Claim in Class 4(a) shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim.
4.5 Class 4(b): General Unsecured Claims against Advantennis.
(a) Impairment and Voting. Class 4(b) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against Advantennis is entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim against Advantennis shall receive an Advantennis Class A Beneficial Interest in the Advantennis Trust. An Advantennis Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advantennis Trust, if and when such distributions are made pursuant to the terms of the Advantennis Trust Agreement; provided, however, that no holder of an Allowed General Unsecured Claim against Advantennis shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim against Advantennis.
4.6 Class 4(c): General Unsecured Claims against AMCUSA.
(a) Impairment and Voting. Class 4(c) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against AMCUSA is entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim against AMCUSA shall receive an AMCUSA Class A Beneficial Interest in the AMCUSA Trust. An AMCUSA Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the AMCUSA Trust, if and when such distributions are made pursuant to the terms of the AMCUSA Trust Agreement; provided, however, that no holder of an Allowed General Unsecured Claim against AMCUSA shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim against AMCUSA.
4.7 Class 4(d): General Unsecured Claims against Advanta Auto Finance.
(a) Impairment and Voting. Class 4(d) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against Advanta Auto Finance is entitled to vote to accept or reject the Plan.

(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim against Advanta Auto Finance shall receive an Advanta Auto Finance Class A Beneficial Interest in the Advanta Auto Finance Trust. An Advanta Auto Finance Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advanta Auto Finance Trust, if and when such distributions are made pursuant to the terms of the Advanta Auto Finance Trust Agreement; provided, however, that no holder of an Allowed General Unsecured Claim against Advanta Auto Finance shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim against Advanta Auto Finance.
4.8 Class 4(e): General Unsecured Claims against ASSC.
(a) Impairment and Voting. Class 4(e) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against ASSC is entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim against ASSC shall receive an ASSC Class A Beneficial Interest in the ASSC Trust. An ASSC Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the ASSC Trust, if and when such distributions are made pursuant to the terms of the ASSC Trust Agreement; provided, however, that no holder of an Allowed General Unsecured Claim against ASSC shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim against ASSC.
4.9 Class 4(f): General Unsecured Claims against Advanta Finance.
(a) Impairment and Voting. Class 4(f) is impaired by the Plan. Each holder of an Allowed General Unsecured Claim against Advanta Finance is entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed General Unsecured Claim against Advanta Finance shall receive an Advanta Finance Class A Beneficial Interest in the Advanta Finance Trust. An Advanta Finance Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advanta Finance Trust, if and when such distributions are made pursuant to the terms of the Advanta Finance Trust Agreement; provided, however, that no holder of an Allowed General Unsecured Claim against Advanta Finance shall receive distributions that aggregate to more than the amount of such holder’s Allowed General Unsecured Claim against Advanta Finance.
4.10 Class 5: Subordinated Note Claims.
(a) Allowance. The Subordinated Note Claims set forth in proof of Claim, assigned number 1718, are hereby Allowed in an amount of $96,511,556.06 in the aggregate. The proofs of Claims filed on behalf of Subordinated Note Claims assigned numbers 1717, 1720, are 1721 are hereby deemed withdrawn.
(b) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of an Allowed Subordinated Note Claim is entitled to vote to accept or reject the Plan.

(c) Distributions. On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed Subordinated Note Claim shall receive an AC Class A Beneficial Interest in the AC Trust and an Advanta Class A Beneficial Interest in the Advanta Trust. An AC Class A Beneficial Interest in the AC Trust shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the AC Trust and an Advanta Class A Beneficial Interest shall entitle its holder to receive such holder’s Pro Rata Share of distributions from the Advanta Trust, if and when such distributions are made pursuant to the terms of the AC Trust Agreement and the Advanta Trust Agreement, as applicable; provided, however, that (i) all distributions on account of Allowed Subordinated Note Claims shall first be made to holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims in accordance with Section 4.3 of the Plan until such time as all holders of Allowed Investment Note Claims and Allowed RediReserve Certificate Claims have received, in the aggregate, an amount equal to the amount of all Allowed Investment Note Claims and Allowed RediReserve Certificate Claims, and (ii) thereafter, no holder of an Allowed Subordinated Note Claim shall receive distributions that aggregate to more than the amount of such holder’s Allowed Subordinated Note Claim. For the avoidance of doubt, no holder of an Allowed Subordinated Claim shall receive a distribution on account of its AC Class A Beneficial Interest or its Advanta Class A Beneficial Interest until all Allowed Investment Note Claims and Allowed RediReserve Claims are paid in full.
4.11 Classes 6(a)-(f): Subordinated Claims.
(a) Impairment and Voting. Classes 6(a) through (f) are impaired by the Plan. Each holder of a Subordinated Claim is entitled to vote to accept or reject the Plan.
(b) Distributions. Each holder of an Allowed Subordinated Claim shall receive a Class B Beneficial Interest in the applicable Liquidating Trust. In addition, each holder of an Allowed Subordinated Claim against any of the Consolidated Debtors will receive an Advanta Class B Beneficial Interest. A Class B Beneficial Interest and an Advanta Class B Beneficial Interest shall entitle its holder to receive its Pro Rata Share of distributions from the applicable Trust only after payment in full of all such Trust’s Allowed Administrative Expense Claims, Allowed Priority Non-Tax Claims, Allowed Tax Claims, Allowed Secured Claims, Allowed Investment Note Claims, Allowed RediReserve Certificate Claims, Allowed Subordinated Note Claims, and Allowed General Unsecured Claims, and funding of a reserve for such Trust for any wind down expenses and costs that the applicable Trustee determines is appropriate; provided, however, that no holder of an Allowed Subordinated Claim shall receive a distribution that aggregates to more than the amount of such holder’s Allowed Subordinated Claim.
(c) Claims related to the following litigation shall be classified and treated as Subordinated Claims, without the need for further court order: Ragan v. Advanta Corp., et al., No. 09-cv-4974 (E.D. Pa.); Hiatt v. Advanta Corp., et al., No. 09-5467 (E.D. Pa.); Yates, et al. v. Rosoff, et al., No. 09-5746 (E.D. Pa.); and Steamfitters Local 449 Pension Fund v. Advanta Corp., et al., No. 09-4730 (E.D. Pa.).

4.12 Classes 7(a)-(c): Equity Interests in the Consolidated Debtors (other than ASC), Advantennis, and ASSC.
(a) Impairment and Voting. Classes 7(a)-(c) are impaired by the Plan. Each holder of an Equity Interest in any of the Consolidated Debtors (other than ASC), Advantennis, and ASSC is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, all existing Equity Interests in any of the Consolidated Debtors (other than ASC), Advantennis, and ASSC shall be cancelled and extinguished and the holders of Equity Interests in the Consolidated Debtors, Advantennis, and ASSC shall not be entitled to, and shall not receive or retain, any property or interest on account of such Equity Interests under the Plan.
4.13 Classes 7(d)-(f): Equity Interests in AMCUSA, Advanta Auto Finance, and Advanta Finance.
(a) Impairment and Voting. Classes 7(d)-(f) are impaired by the Plan. Each holder of an Equity Interest in Classes 7(d)-(f) is entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, each holder of an Equity Interest in AMCUSA, Advanta Auto Finance, and Advanta Finance shall receive a Class C Beneficial Interest in the applicable Trust. A Class C Beneficial Interest shall entitle its holder to receive its Pro Rata Share of distributions from the applicable Trust only after payment in full of all such Trust’s Allowed Claims, and funding of a reserve for such Trust for any wind down expenses and costs that the applicable Trustee determines is appropriate.
4.14 Class 7(g): Equity Interests in ASC.
(a) Impairment and Voting. Class 7(g) is unimpaired by the Plan. Each holder of an Equity Interest in ASC is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.
(b) Distributions. On the Effective Date, the Equity Interests in ASC shall be retained.

ARTICLE V
Means of Implementation
5.1 Exchange of Trust Preferred Securities.
To effectuate the terms of the ACT Declaration of Trust, on the Effective Date, the ACT Securities shall be deemed automatically cancelled and extinguished, and the obligations of the Debtors and ACT under any agreements, indentures, guarantees or certificates of designations governing or specifically related to the ACT Securities shall be discharged in each case without further act or action under any applicable agreement, law, regulation, order, or rule and without any further action on the part of the Bankruptcy Court or any Person; provided, however, that each holder of Trust Preferred Securities shall be deemed to have received on the Effective Date an Allowed Subordinated Note Claim in an amount equal to a Like Amount of Subordinated Notes. For the avoidance of doubt, on the Effective Date, (i) ACT’s claims against Advanta and the guarantee claims against Advanta of the holders of Trust Preferred Securities shall be extinguished; and (ii) Advanta shall have no Claims on account of the Common Securities and all Claims on account of Common Securities shall be extinguished.
On the Effective Date, the ACT Declaration of Trust shall be deemed terminated and ACT shall be deemed dissolved without any further action on the part of the Bankruptcy Court or any Person. On or as soon as reasonably practicable after the Effective Date, the ACT Administrative Trustee shall file a certificate of cancellation with the Secretary of State of the State of Delaware. The Indenture Trustee Fees related to implementation of this Section 5.1 shall be paid pursuant to Section 2.3 of the Plan.
After performance by the ACT Trustees of any duties that are required under the Plan, the Confirmation Order and/or under the terms of any agreements, indentures, guarantees or certificates of designations to implement the terms of this Section 5.1, the ACT Trustees and each of their agents shall be relieved of, and released from, all obligations associated with the ACT Securities under applicable trust agreements or law.
5.2 Substantive Consolidation.
(a) The Plan contemplates and is predicated upon substantive consolidation of the Consolidated Debtors into a single entity for the purpose of all actions under the Plan. Entry of the Confirmation Order shall constitute approval pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases of the Consolidated Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.
(b) On and after the Effective Date, (i) no distributions shall be made under the Plan on account of Intercompany Claims among the Consolidated Debtors, (ii) all guarantees by any of the Consolidated Debtors of the obligations of any other Consolidated Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Consolidated Debtor and any guarantee thereof executed by any other Consolidated Debtor and any joint and several liability of any of the Consolidated Debtors shall be deemed to be one obligation of the deemed Consolidated Debtors, and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases of the Consolidated Debtors shall be deemed filed against the Consolidated Debtors and shall be deemed one Claim against and obligation of the Consolidated Debtors. The substantive consolidation contemplated in this Section 5.2 shall only include the Consolidated Debtors and shall not include Advantennis, AMCUSA, Advanta Auto Finance, ASSC, and Advanta Finance.
(c) The Consolidated Debtors believe that no creditor of the Consolidated Debtors will receive a recovery materially inferior to that which it would receive if each Consolidated Debtor proposed its own chapter 11 plan, and that in such event, all creditor recoveries would be reduced by the added administrative expense of proceeding to confirm and administer separate plans and to liquidate separate estates. If any party in interest challenges the proposed substantive consolidation, the Debtors reserve the right to establish, at the Confirmation Hearing, the ability to confirm the Plan on an entity-by-entity basis, or to make the showing that the Consolidated Debtors can be substantively consolidated under applicable law. If the Bankruptcy Court does not approve the substantive consolidation requested herein as to any or all of the Debtors, the Debtors reserve the right to seek confirmation of this Plan on a non-substantive consolidation basis with respect to each affected Debtor.

(d) A creditor’s vote to accept the Plan shall be deemed such creditor’s agreement to accept, as consideration for any and all Allowed Claims against any and all Debtors, the treatment specified in the Plan, including, without limitation, the substantive consolidation described in this Section 5.2 and, in the event the Bankruptcy Court does not approve the substantive consolidation of all or certain of the Debtors that is requested in this Section 5.2, the treatment of such creditor’s Claim pursuant to the Plan on a non-substantive consolidation basis.
5.3 Merger/Dissolution/Consolidation.
On and as of the Effective Date, all Debtors (other than Advanta and ASC) shall be deemed dissolved without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which such Debtors are incorporated or any other jurisdiction; provided, however, that the applicable Trustees shall have authority to take whatever actions are necessary to dissolve the Debtors (other than Advanta and ASC). In addition, prior to the Effective Date, the Debtors with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), and after the Effective Date, the applicable Trustee shall have authority to: (i) cause any or all of Advanta, ASC, or any non-Debtor Affiliate (other than the ABC Parties) to be merged into one or more of the Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among Advanta, ASC, or any non-Debtor Affiliate (other than the ABC Parties), (iii) to the extent determined appropriate by the Debtors and the applicable Trustee, cause the reduction, recharacterization, reinstatement or discharge of any Intercompany Claim (to the extent not already eliminated under Section 5.2) and any claim between any non-Debtor Affiliate (other than the ABC Parties) and any Debtor, or (iv) engage in any other transaction in furtherance of the Plan.
5.4 The Liquidating Trusts.
(a) Execution of the Liquidating Trust Agreements. On or before the Effective Date, the Liquidating Trust Agreements shall be executed by the applicable Debtors, the applicable Liquidating Trustees and the Delaware Trustee with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), and all other necessary steps shall be taken to establish the Liquidating Trusts and the Liquidating Trust Beneficial Interests therein which shall be for the benefit of the Liquidating Trust Beneficiaries, as provided in Sections 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, and 4.10 of the Plan, whether their Claims are Allowed on or after the Effective Date. In the event of any conflict between the terms of this Section 5.4 and the terms of the applicable Liquidating Trust Agreement, the terms of this Section 5.4 shall govern. The Liquidating Trust Agreements may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Liquidating Trusts as “liquidating trusts” for United States federal income tax purposes.

(b) Purpose of the Liquidating Trusts. The Liquidating Trusts shall be established for the sole purpose of liquidating and distributing their assets in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.
(c) Liquidating Trust Assets. The Liquidating Trusts shall consist of the Liquidating Trust Assets. On the Effective Date, the Debtors shall transfer the Liquidating Trust Assets to the applicable Liquidating Trust subject to all Allowed Claims payable pursuant to Article II and Article IV of the Plan. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. In connection with the transfer of the Liquidating Trust Assets to the applicable Liquidating Trust, such assets, including, without limitation, rights and Causes of Action and all Books and Privileges relating to such Liquidating Trust Assets, shall vest in the applicable Liquidating Trustee solely in its capacity as such. The Debtors and the Liquidating Trustees are authorized to take all necessary actions to effectuate the transfer of such Books and Privileges.
(d) Liquidating Trusts Taking Assignment of the Debtors’ Contracts. Each Liquidating Trust shall take assignment of contracts and leases entered into by the applicable Debtor(s) subsequent to the Commencement Date and all existing prepetition contracts and unexpired leases of the Debtors that were not rejected pursuant to this Plan or otherwise by order of the Bankruptcy Court, except for the contracts and leases listed as being assumed by either Reorganized Advanta or ASC on Schedule 8.1, to be filed with the Plan Supplement and which shall be in form and substance reasonably acceptable to the Creditors’ Committee. As such, counterparties to any such contracts and leases transferred to any of the Liquidating Trusts pursuant to the Plan, and counterparties to any subcontracts or subleases related to such contracts or leases, shall be prohibited from terminating or otherwise altering the terms of such contract or lease as a result of the transfer of such contract or lease to the Liquidating Trusts.
(e) Governance of the Liquidating Trusts. The Liquidating Trusts shall be governed by the applicable Liquidating Trustee according to the applicable Liquidating Trust Agreement.
(f) The Liquidating Trustees. The Liquidating Trustees shall be designated by the applicable Debtor(s) with the consent of the Creditors’ Committee. The Liquidating Trustees may be any of the professionals that represented the Creditors’ Committee or other parties in interest in the Chapter 11 Cases. The same individual may serve as the trustee for any or all of the Trusts. In the event the trustee for any of the Trusts dies, is terminated or resigns for any reason, the Trust Advisory Board shall designate a successor pursuant to the applicable Liquidating Trust Agreement and subject to the approval of the Bankruptcy Court. The Liquidating Trustees shall be deemed to have been appointed as the Estates’ representative by the Bankruptcy Court pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The initial Trust Advisory Board for each Liquidating Trust shall be designated by the Debtors with the consent of the Creditors’ Committee. The same individuals may serve as members of each Trust’s Trust Advisory Board.

(g) Role of the Liquidating Trustees. In furtherance of and consistent with the purpose of the Liquidating Trusts and the Plan, each Liquidating Trustee shall, among other things, have the rights, powers and duties, subject to the limitations set forth in the applicable Liquidating Trust Agreement: (i) to hold, manage, dispose of, sell, convert to Cash, and distribute the Liquidating Trust Assets, including investigating, prosecuting and resolving the Causes of Action belonging to the applicable Liquidating Trust; (ii) to hold the Liquidating Trust Assets for the benefit of the applicable Liquidating Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether their Claims are Allowed on or after the Effective Date; (iii) in the Liquidating Trustee’s reasonable business judgment, to investigate, prosecute, settle, liquidate, dispose of, and/or abandon the applicable Liquidating Trust Assets, including rights, Causes of Action or litigation of such Liquidating Trust; (iv) to monitor and enforce the implementation of the Plan; (v) to file all tax and regulatory forms, returns, reports and other documents and financial information required with respect to the Liquidating Trusts; (vi) in the Liquidating Trustee’s reasonable business judgment, to reconcile and object to Claims against the Debtors or the applicable Liquidating Trust, and manage, control, prosecute and/or settle on behalf of the applicable Estate and/or Liquidating Trust objections to Claims on account of which the Liquidating Trustee (as Disbursing Agent) will be responsible (if Allowed) for making distributions under the Plan, (vii) to take all actions necessary, and create any documents necessary, to wind up the affairs of the applicable Debtor(s) (other than Advanta and ASC) and the non-Debtor Affiliates (other than the ABC Parties and ABHC) and implement the Plan; (viii) to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority; (ix) to act as a signatory to the applicable Debtor(s) (other than Advanta and ASC) and the non-Debtor Affiliates (other than the ABC Parties and ABHC) for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of such Debtor(s)’s assets; (x) to dispose of the books and records transferred to the applicable Liquidating Trustee in a manner deemed appropriate by such Trustee; provided, however, that such Trustee shall not dispose of any books and records that are reasonably likely to pertain to pending litigation in which the Debtors or their current or former officers or directors are a party without further order of the Bankruptcy Court; (xi) to take all necessary action and file all appropriate motions to obtain an order closing the applicable Chapter 11 Case; (xii) to enter into and exercise rights under contracts that are necessary or desirable to the administration of the applicable Liquidating Trust and execute any documents or pleadings related to the liquidation of the applicable Liquidating Trust Assets or other matters related to the applicable Liquidating Trust; (xiii) to establish and maintain bank accounts and terminate such accounts as the Liquidating Trustee deems appropriate; (xiv) to set off amounts owed to the Debtors against distributions to Liquidating Trust Beneficiaries; (xv) to bring suits or defend itself against such suits, if any, as the Liquidating Trustee determines in connection with any matter arising from or related to the Plan or the applicable Liquidating Trust Agreement that affects in any way the rights or obligations of the applicable Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Beneficiaries; (xvi) to obtain and maintain insurance coverage with respect to the liabilities and obligations of the Liquidating Trustee and the Trust Advisory Board and its members in accordance with Section 4.5 of the applicable Trust Agreement; (xvii) to take all actions necessary and appropriate to minimize any adverse state or federal tax consequences to the applicable Liquidating Trust Beneficiaries provided such actions do not result in an adverse tax consequence to the applicable Liquidating Trust and are consistent with and are not contrary to the treatment of such Trust as a “grantor trust” for United States federal income tax purposes; and (xviii) to take such other and further actions as are permitted by the Plan and are not inconsistent with the Plan and the applicable Liquidating Trust Agreement. In all circumstances, each Liquidating Trustee shall act in the best interests of all beneficiaries of the applicable Liquidating Trust and in furtherance of the purpose of the applicable Liquidating Trust.

(h) Liquidating Trustees’ Tax Powers.
(i) Following the Effective Date, the Liquidating Trustees shall prepare and file (or cause to be prepared and filed), on behalf of the applicable Debtor(s) (other than Advanta and ASC, including as the common parent or other agent of any consolidated, combined or unitary tax group of which Advanta or ASC was the agent) all tax returns, reports, certificates, forms or similar statements or documents (collectively, “Tax Returns”) required to be filed or that the Liquidating Trustees otherwise deem appropriate, including the filing of amended Tax Returns or requests for refunds.
(ii) For all taxable periods ending on or prior to the Effective Date, the Liquidating Trustees shall have full and exclusive authority in respect of all taxes of the Debtors (other than Advanta and ASC), to the same extent as if the Liquidating Trustees were the debtors in possession; provided, however, that the AC Trustee shall have full and exclusive authority in respect of all state tax audits or other state tax proceedings of Advanta and ASC (including as the common parent or other agent of any consolidated, combined or unitary tax group of which Advanta or ASC was the agent) relating to taxable periods ending on or prior to the Effective Date as if the AC Trustee was the debtor in possession.
(iii) In furtherance thereof, each of the Debtors and Consolidated Debtors and each of the non-Debtor Affiliates (other than the ABC Parties and ABHC) shall execute on or prior to the Effective Date a power of attorney authorizing the applicable Liquidating Trustees to take actions consistent with Section 5.4(h)(i) and (ii) of the Plan to the same extent as if the Liquidating Trustees were the Debtor or non-Debtor Affiliate.
(iv) Following the Effective Date, each Liquidating Trust shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes (i) of the applicable Debtor(s) and the non-Debtor Affiliates (other than the ABC Parties and ABHC) to the same extent as the applicable Debtor or non-Debtor Affiliate would otherwise be entitled with respect to any taxable period ending on or prior to the Effective Date and (ii) of the applicable Debtor(s) (other than Advanta and ASC) and the non-Debtor Affiliates (other than the ABC Parties and ABHC) to the same extent as the applicable Debtor or non-Debtor Affiliates would otherwise be entitled with respect to any taxable period ending after the Effective Date; provided, however, that each Liquidating Trustee shall only have whatever rights the applicable Debtor and non-Debtor Affiliate have pursuant to the FDIC Settlement Agreement and the Liquidating Trustees shall be contractually bound to all restrictions in the FDIC Settlement Agreement with respect to tax filings.

(v) Each Liquidating Trustee, Debtor and non-Debtor Affiliate shall reasonably cooperate with each other, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns (including amended Tax Returns and claims for refunds) and in resolving all disputes and audits with respect to all taxable periods relating to the Debtors and the non-Debtor Affiliates. Any information obtained under this Section 5.4(h)(v) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refunds or in conducting an audit or other proceeding. At the reasonable request of any Liquidating Trustee, Reorganized Advanta or ASC shall file any claim for refund (including through an amended Tax Return) under its authority under Section 5.4(h)(i) with respect to any taxable period ending on or prior to the Effective Date that naturally follows from any Tax Returns previously filed or the resolution of any dispute or audit.
(i) Nontransferability of the Liquidating Trust Beneficial Interests. The Liquidating Trust Beneficial Interests shall not be certificated and shall not be transferable or assignable except by will, intestate succession or operation of law.
(j) Cash. The Liquidating Trustees may invest Cash (including any earnings thereon or proceeds therefrom) in any manner permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.
(k) Distribution of the Liquidating Trust Assets. The Liquidating Trustees shall make an initial distribution (the “Initial Distribution”) as soon as practicable after the Effective Date and use commercially reasonable efforts to make the Initial Distribution within ninety (90) days of the Effective Date. The Liquidating Trustees shall make at least one distribution in each year, one of which shall be made on or about December 31st of such year, to the holders of the Liquidating Trust Beneficial Interests of all Cash on hand in accordance with the terms of the applicable Liquidating Trust Agreement and the priorities set forth in this Plan (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of this section any permitted investments under Section 5.4(j) of the Plan) except such amounts (i) as are retained by each Liquidating Trust on account of Unresolved Claims, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (iii) as are necessary to pay reasonably incurred and anticipated fees and expenses (including any taxes imposed on the Liquidating Trusts or in respect of the Liquidating Trust Assets) of the Liquidating Trusts, the Liquidating Trustees, the Delaware Trustee, and the members of the Trust Advisory Boards, and (iv) as are necessary to satisfy other liabilities incurred and anticipated by the Liquidating Trusts or imposed on the Liquidating Trusts in accordance with this Plan or the applicable Liquidating Trust Agreement.
(l) Costs and Expenses of the Liquidating Trusts. The costs and expenses of the Liquidating Trusts, including the reasonable fees and expenses of the Liquidating Trustees, the Delaware Trustee, the members of the Trust Advisory Boards, and each of their respective retained professionals, and the fees and expenses of maintaining the Unresolved Claims Reserves, shall be paid out of the applicable Liquidating Trust Assets; provided, however, that such fees and expenses may not exceed the amount reflected in the Budget (as defined in the applicable Liquidating Trust Agreement) by more than 15%, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court.
(m) Compensation of the Liquidating Trustees and the Delaware Trustee. The Liquidating Trustees and the Delaware Trustee shall be entitled to reasonable compensation approved by the Trust Advisory Board in an amount consistent with that of similar functionaries in similar roles; provided, however, that such compensation may not exceed the amount reflected in the Budget (as defined in the applicable Liquidating Trust Agreement) by more than 15%, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court.

(n) Retention of Professionals by the Liquidating Trustees. The Liquidating Trustees may retain and compensate attorneys and other professionals to assist in their duties as Liquidating Trustees on such terms (including on a contingency or hourly basis) as such Liquidating Trustees deem appropriate without Bankruptcy Court approval; provided, however, that such compensation may not exceed the amount reflected in the Budget (as defined in the applicable Liquidating Trust Agreement) by more than 15% for each professional, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court. Without limiting the foregoing, the Liquidating Trustees may retain any professional that represented the Creditors’ Committee or other parties in interest in these Chapter 11 Cases and the same professional may represent any or all of the Trusts, Reorganized Advanta, ASC and any other Affiliate of Reorganized Advanta.
(o) Federal Income Tax Treatment of the Liquidating Trusts. For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustees and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the applicable Liquidating Trust as:
(i) a transfer of the respective Liquidating Trust Assets (subject to any obligations relating to those assets) directly to those holders of Allowed Claims and Equity Interests receiving Liquidating Trust Beneficial Interests relating thereto and, to the extent the Liquidating Trust Assets are allocable to Unresolved Claims, to the applicable Unresolved Claims Reserve, followed by
(ii) the transfer by such beneficiaries to the applicable Liquidating Trust of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the applicable Unresolved Claims Reserve) in exchange for the applicable Liquidating Beneficial Interests.
Accordingly, those holders of Allowed Claims and Equity Interests receiving Liquidating Trust Beneficial Interests shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to the Unresolved Claims Reserve). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

(p) Tax Reporting.
(i) The Liquidating Trustees shall file returns (including United States federal returns) for the applicable Liquidating Trusts treating the Liquidating Trusts as grantor trusts pursuant to Treasury Regulations section 1.671-4(a) and in accordance with this Section 5.4. The Liquidating Trustees shall also annually (but not later than sixty (60) days following the end of each calendar year) send to each holder of a Liquidating Trust Beneficial Interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their United States federal income tax returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their United States federal income tax returns. The Liquidating Trustees shall also file (or cause to be filed) any other statements, returns or disclosures relating to each of the Liquidating Trusts that are required by any governmental unit.
(ii) As soon as practicable after the Effective Date, the Liquidating Trustees shall make a good-faith valuation of the Liquidating Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Liquidating Trustee and the Liquidating Trust Beneficiaries) for all United States federal income tax purposes.
(iii) In furtherance of the provisions of Section 5.4(p) of this Plan, allocations of the Liquidating Trusts’ taxable income among the Liquidating Trust Beneficiaries (other than taxable income allocable to the Unresolved Claims Reserves) shall be determined in good faith by the applicable Liquidating Trustee by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, each Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to each of the applicable Unresolved Claims Reserves) to the holders of the applicable Liquidating Trust Beneficial Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the applicable Liquidating Trust. Similarly, taxable loss of each Liquidating Trust shall be allocated in good faith by the applicable Liquidating Trustee by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of the Liquidating Trust Assets for this purpose shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements, as determined in good faith by the applicable Liquidating Trustee.
(iv) Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee(s) of a private letter ruling if the Liquidating Trustee(s) so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Liquidating Trustee(s)), the Liquidating Trustee(s) shall (A) timely elect to treat any Liquidating Trust Assets allocable to the applicable Unresolved Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Liquidating Trustees, the Debtors and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.
(v) The Liquidating Trustees shall be responsible for payment, out of the applicable Liquidating Trust Assets, of any taxes imposed on the trust or its assets, including the applicable Unresolved Claims Reserve. In the event, and to the extent, any Cash retained on account of Unresolved Claims in the applicable Unresolved Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Unresolved Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Unresolved Claims, or (ii) to the extent such Unresolved Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the applicable Liquidating Trustee as a result of the resolution of such Unresolved Claims.

(vi) The Liquidating Trustees may request an expedited determination of taxes of the applicable Liquidating Trust, including the applicable Unresolved Claims Reserve, or the applicable Debtor(s) under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the applicable Liquidating Trust or the applicable Debtor(s) for all taxable periods through the dissolution of each of the Liquidating Trusts.
(q) Dissolution. Each Liquidating Trust shall be dissolved at the earlier of (even if Liquidating Trust Beneficiaries have not been paid in full) (i) all of the applicable Liquidating Trust Assets having been distributed pursuant to the Plan and the applicable Liquidating Trust Agreement, (ii) the Liquidating Trustee determining, in its sole discretion, that the administration of the applicable Liquidating Trust Assets is not likely to yield sufficient additional proceeds to justify further pursuit, or (iii) all distributions required to be made by the Liquidating Trustee under the Plan and the applicable Liquidating Trust Agreement having been made; provided, however, that in no event shall any of the Liquidating Trusts be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six (6) months prior to the third anniversary (or at least six (6) months prior to the end of an extension period), determines that a fixed-period extension (not to exceed two extensions, each extension not to exceed eighteen months, and without the need for a favorable private letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets. If at any time any Liquidating Trustee determines, in reliance upon such professionals as the Liquidating Trustee may retain, that the expense of administering any of the Liquidating Trusts, including the making of a final distribution to its beneficiaries, is likely to exceed the value of the assets remaining in the applicable Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to dissolve the applicable Liquidating Trust, (ii) donate any balance to a charitable organization or a charitable trust that is unrelated to the Debtors, the Liquidating Trusts, and any insider of the Liquidating Trustees, and (iii) dissolve the applicable Liquidating Trust.
(r) Indemnification of Liquidating Trustees. The Liquidating Trustees or the individuals comprising the Liquidating Trustees, and the Liquidating Trustees’ employees, officers, directors, agents, representatives, and professionals, as the case may be, shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trustees, except those acts that are determined by Final Order to have arisen out of their own intentional fraud, willful misconduct or gross negligence, and each shall be entitled to be indemnified, held harmless, and reimbursed for fees and expenses including, without limitation, reasonable attorney’s fees, which such persons and entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such persons or entities in respect of that person’s or entity’s or the Liquidating Trustees’ actions or inactions regarding the implementation or administration of this Plan, the applicable Liquidating Trust or the applicable Liquidating Trust Agreement or the discharge of their duties hereunder or thereunder, except for any actions or inactions that are determined by Final Order to have arisen from intentional fraud, willful misconduct or gross negligence. Any claim of the Liquidating Trustees (and the other parties entitled to indemnification under this section) to be indemnified, held harmless, or reimbursed shall be satisfied solely from the applicable Liquidating Trust Assets or any applicable insurance coverage. The Liquidating Trustees shall be entitled to rely, in good faith, on the advice of their retained professionals regardless of whether such advice is provided in writing. Notwithstanding the foregoing, the Liquidating Trustees shall not be under any obligation to consult with their retained professionals, and their determination not to do so shall not result in the imposition of liability on the Liquidating Trustees unless such determination is based on willful misconduct, gross negligence, or intentional fraud.
5.5 The Advanta Trust.
(a) Execution of the Advanta Trust Agreement. On or before the Effective Date, the Advanta Trust Agreement shall be executed by the applicable Debtors, the Advanta Trustee and the Delaware Trustee, and all other necessary steps shall be taken to establish the Advanta Trust and the Advanta Beneficial Interests therein, which shall be for the benefit of the Advanta Trust Beneficiaries. In the event of any conflict between the terms of this Section 5.5 and the terms of the Advanta Trust Agreement, the terms of this Section 5.5 shall govern. The Advanta Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Advanta Trust as a “liquidating trust” for United States federal income tax purposes.
(b) Purpose of the Advanta Trust. The Advanta Trust shall be established for the sole purpose of liquidating and distributing its assets in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.
(c) Advanta Trust Assets. The Advanta Trust shall consist of the Advanta Trust Assets. On the Effective Date, the Debtors shall transfer all of the Advanta Trust Assets to the Advanta Trust. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax.
(d) Governance of the Advanta Trust. The Advanta Trust shall be governed by the Advanta Trustee according to the Advanta Trust Agreement.
(e) The Advanta Trustee. The Advanta Trustee shall be designated by the Debtors with the consent of the Creditors’ Committee. The Advanta Trustee may be any of the professionals that represented the Creditors’ Committee or other parties in interest in the Chapter 11 Cases. The Advanta Trustee may be the same individual(s) as any of the Liquidating Trustees. In the event the Advanta Trustee dies, is terminated or resigns for any reason, the Trust Advisory Board (as defined in the Advanta Trust Agreement) shall designate a successor pursuant to the Advanta Trust Agreement and upon approval of the Bankruptcy Court. The initial Trust Advisory Board for the Advanta Trust shall be designated by the Debtors with the consent of the Creditors’ Committee. The same individuals may serve as members of each Trusts’ Trust Advisory Board.

(f) Role of the Advanta Trustee. In furtherance of and consistent with the purpose of the Advanta Trust and the Plan, the Advanta Trustee shall, among other things, have the rights, powers and duties, subject to the limitations set forth in the Advanta Trust Agreement: (i) to hold, manage, dispose of, sell, convert to Cash, and distribute the Advanta Trust Assets, including investigating, prosecuting and resolving the Causes of Action belonging to the Advanta Trust; (ii) to hold the Advanta Trust Assets for the benefit of the Advanta Trust Beneficiaries that are entitled to distributions therefrom under the Plan, whether their Claims are Allowed on or after the Effective Date; (iii) in the Advanta Trustee’s reasonable business judgment, to investigate, prosecute, settle, dispose of, and/or abandon Advanta Trust Assets, including rights, Causes of Action or litigation of the Advanta Trust; (iv) to monitor and enforce the implementation of the Plan; (v) to file all tax and regulatory forms, returns, reports and other documents required with respect to the Advanta Trust; (vi) in the Advanta Trustee’s reasonable business judgment, to reconcile and object to Claims against the Debtors or the Advanta Trust, and manage, control, prosecute and/or settle on behalf of the Advanta Trust, objections to Claims on account of which the Advanta Trustee (as Disbursing Agent) will be responsible (if Allowed) for making distributions under the Plan; (vii) to take all actions necessary, and create any documents necessary, to implement the Plan; (viii) to hold, manage, and distribute Cash or non-Cash Advanta Trust Assets obtained through the exercise of the Advanta Trustee’s power and authority; (ix) to dispose of the books and records transferred to the Advanta Trustee in a manner deemed appropriate by the Advanta Trustee; provided, however, that the Advanta Trustee shall not dispose of any books and records that are reasonably likely to pertain to pending litigation in which the Debtors or their current or former officers or directors are a party without further order of the Bankruptcy Court; (x) to take all necessary action and file all appropriate motions to obtain an order closing the applicable Chapter 11 Cases; (xi) to enter into and exercise rights under contracts that are necessary or desirable to the administration of the Advanta Trust and execute any documents or pleadings related to the liquidation of the Advanta Trust Assets or other matters related to the Advanta Trust; (xii) to establish and maintain bank accounts and terminate such accounts as the Advanta Trustee deems appropriate; (xiii) to set off amounts owed to the Debtors against distributions to Advanta Trust Beneficiaries; (xiv) to bring suits or defend itself against such suits, if any, as the Advanta Trustee determines in connection with any matter arising from or related to the Plan or the Advanta Trust Agreement that affects in any way the rights or obligations of the Advanta Trust, the Advanta Trustee or the Advanta Trust Beneficiaries; (xv) to obtain and maintain insurance coverage with respect to the liabilities and obligations of the Advanta Trustee and the Trust Advisory Board and its members in accordance with Section 4.5 of the Advanta Trust Agreement; (xvi) to take all actions necessary and appropriate to minimize any adverse state or federal tax consequences to the Advanta Trust Beneficiaries provided such actions do not result in an adverse tax consequence to the Advanta Trust and are consistent with and are not contrary to the treatment of the Advanta Trust as a “grantor trust” for United States federal income tax purposes; and (xvii) to take such other and further actions as are permitted by the Plan and are not inconsistent with the Plan and applicable Liquidating Trust Agreement. In all circumstances, the Advanta Trustee shall act in the best interests of all beneficiaries of the Advanta Trust and in furtherance of the purpose of the Advanta Trust.

(g) Nontransferability of the Advanta Trust Beneficial Interests. The Advanta Beneficial Interests in the Advanta Trust shall not be certificated and shall not be transferable or assignable except by will, intestate succession or operation of law.
(h) Cash. The Advanta Trustee may invest Cash (including any earnings thereon or proceeds therefrom) in any manner permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.
(i) Distributions. The Advanta Trustee shall make at least one distribution in each year, one of which shall be made on or about December 31st of such year, to the holders of the Advanta Trust Beneficial Interests of all Cash on hand in accordance with the terms of the Advanta Trust Agreement and the priorities that are set forth in the Plan (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of this section any permitted investments under Section 5.5(h) of the Plan) except such amounts (i) as are retained by the Advanta Trust on account of Unresolved Claims, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Advanta Trust Assets during liquidation, (iii) as are necessary to pay reasonably incurred and anticipated fees and expenses (including any taxes imposed on the Advanta Trust or in respect of the Advanta Trust Assets) of the Advanta Trust, the Advanta Trustee, the Delaware Trustee, and the members of the Trust Advisory Board, and (iv) as are necessary to satisfy other liabilities incurred and anticipated by the Advanta Trust or imposed on the Advanta Trust in accordance with this Plan or the Advanta Trust Agreement.
(j) Costs and Expenses of the Advanta Trust. The costs and expenses of the Advanta Trust, including the reasonable fees and expenses of the Advanta Trustee, the Delaware Trustee, the members of the Trust Advisory Board, and their respective retained professionals, shall be paid out of the Advanta Trust Assets; provided, however, that such fees and expenses may not exceed the amount reflected in the Budget by more than 15%, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court.
(k) Compensation of the Advanta Trustee and the Delaware Trustee. The Advanta Trustee and the Delaware Trustee shall be entitled to reasonable compensation approved by the Trust Advisory Board in an amount consistent with that of similar functionaries in similar roles; provided, however, that such compensation may not exceed the amount reflected in the Budget (as defined in the Advanta Trust Agreement) by more than 15%, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court.
(l) Retention of Professionals by the Advanta Trustee. The Advanta Trustee may retain and compensate attorneys and other professionals to assist in its duties as Advanta Trustee on such terms as the Advanta Trustee deems appropriate without Bankruptcy Court approval; provided, however, that such compensation may not exceed the amount reflected in the Budget (as defined in the Advanta Trust Agreement) by more than 15% for each professional, unless approved by the Trust Advisory Board or further order of the Bankruptcy Court. Without limiting the foregoing, the Advanta Trustee may retain any professional that represented the Creditors’ Committee or other parties in interest in these Chapter 11 Cases and the same professional may represent any or all of the Trusts, Reorganized Advanta, ASC and any other Affiliate of Reorganized Advanta.

(m) Federal Income Tax Treatment of the Advanta Trust. For all U.S. federal income tax purposes, all parties (including the Debtors, the Advanta Trustee and the Advanta Trust Beneficiaries) shall treat the transfer of the Advanta Trust Assets to the Advanta Trust as:
(i) a transfer of the Advanta Trust Assets (subject to any obligations relating to those assets) directly to those holders of Allowed Claims receiving Advanta Beneficial Interests and, to the extent the Advanta Trust Assets are allocable to Unresolved Claims, to the Unresolved Claims Reserve, followed by
(ii) the transfer by such beneficiaries to the Advanta Trust of the Advanta Trust Assets (other than the Advanta Trust Assets allocable to the Unresolved Claims Reserve) in exchange for Advanta Beneficial Interests.
Accordingly, those holders of Allowed Claims receiving Advanta Beneficial Interests shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Advanta Trust Assets (other than such Advanta Trust Assets as are allocable to the Unresolved Claims Reserve). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.
(n) Tax Reporting.
(i) The Advanta Trustee shall file returns (including United States federal returns) for the Advanta Trust treating the Advanta Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) and in accordance with this Section 5.5. The Advanta Trustee shall also annually (but not later than sixty (60) days following the end of each calendar year) send to each holder of an Advanta Trust Beneficial Interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their United States federal income tax returns or to forward the appropriate information to their respective beneficial holders with instructions to report such items on their United States federal income tax returns. The Advanta Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Advanta Trust that are required by any governmental unit.
(ii) As soon as practicable after the Effective Date, the Advanta Trustee shall make a good-faith valuation of the Advanta Trust Assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Debtors, the Advanta Trustee and the Advanta Trust Beneficiaries) for all United States federal income tax purposes.

(iii) In furtherance of the provision of Section 5.5(n)(i) of the Plan, allocations of the Advanta Trust’s taxable income among the Advanta Trust Beneficiaries (other than taxable income allocable to the Unresolved Claims Reserve) shall be determined in good faith by the Advanta Trustee by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such Cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Advanta Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to the Unresolved Claims Reserve) to the holders of the Advanta Trust Beneficial Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Advanta Trust. Similarly, taxable loss of the Advanta Trust shall be allocated in good faith by the Advanta Trustee by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Advanta Trust Assets. The tax book value of the Advanta Trust Assets for this purpose shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements, as determined in good faith by the Advanta Trustee.
(iv) Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Advanta Trustee of a private letter ruling if the Advanta Trustee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Advanta Trustee), the Advanta Trustee shall (A) timely elect to treat any Advanta Trust Assets allocable to the Unresolved Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including the Advanta Trustee, the Debtors and the Advanta Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.
(v) The Advanta Trustee shall be responsible for payment, out of the Advanta Trust Assets, of any taxes imposed on the trust or its assets, including the Unresolved Claims Reserve. In the event, and to the extent, any Cash retained on account of Unresolved Claims in the Unresolved Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Unresolved Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Unresolved Claims, or (ii) to the extent such Unresolved Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Advanta Trustee as a result of the resolution of such Unresolved Claims.
(o) Section 505(b). The Advanta Trustee may request an expedited determination of taxes of the Advanta Trust, including the Unresolved Claims Reserve, Advanta, or ASC under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Advanta Trust, Advanta, or ASC for all taxable periods through the dissolution of the Advanta Trust.
(p) Dissolution. The Advanta Trust shall be dissolved at the earlier of (even if the Advanta Trust Beneficiaries have not been paid in full) (i) all of the Advanta Trust Assets having been distributed pursuant to the Plan and the Advanta Trust Agreement, (ii) the Advanta Trustee determining, in its sole discretion, that the administration of the Advanta Trust Assets is not likely to yield sufficient additional proceeds to justify further pursuit, or (iii) all distributions required to be made by the Advanta Trustee under the Plan and the Advanta Trust Agreement having been made; provided, however, that in no event shall the Advanta Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six (6) months prior to the third anniversary (or at least six (6) months prior to the end of an extension period), determines that a fixed-period extension (not to exceed two (2) extensions, each extension not to exceed eighteen (18) months, and without the need for a favorable private letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Advanta Trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Advanta Trust Assets. If, at dissolution of the Advanta Trust and after payment of any amounts necessary to dissolve the Advanta Trust, the Advanta Trust still owns any stock of Reorganized Advanta, then the Advanta Trustee shall have the authority to, upon dissolution of the Advanta Trust, donate such stock at its discretion to a charitable organization or a charitable trust that is not an Affiliate of the Debtors, the Advanta Trust, the Advanta Trustee, or any insider of any of the foregoing, and any remaining cash shall, upon dissolution of the Advanta Trust, be distributed to the Advanta Trust Beneficiaries pursuant to the provisions set forth in Section 3.7 of the Advanta Trust Agreement. If any cash is not duly claimed, such cash will be redistributed pro rata to all other Advanta Trust Beneficiaries receiving Advanta Trust Assets pursuant to Section 3.7 of the Advanta Trust Agreement.
(q) Indemnification of Advanta Trustee. The Advanta Trustee or the individuals comprising the Advanta Trustee, and the Advanta Trustee’s employees, officers, directors, agents, representatives, and professionals, as the case may be, shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Advanta Trustee, except those acts that are determined by Final Order to have arisen out of their own intentional fraud, willful misconduct or gross negligence, and each shall be entitled to indemnified, held harmless, and reimbursed for fees and expenses including, without limitation, reasonable attorney’s fees, which such persons and entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such persons or entities in respect of that person’s or entity’s or the Advanta Trustee’s actions or inactions regarding the implementation or administration of this Plan, the Advanta Trust or the Advanta Trust Agreement or the discharge of their duties hereunder, except for any actions or inactions that are determined by Final Order to have arisen from intentional fraud, willful misconduct or gross negligence. Any claim of the Advanta Trustee (and the other parties entitled to indemnification under this section) to be indemnified, held harmless, or reimbursed shall be satisfied solely from the Advanta Trust Assets or any applicable insurance coverage. The Advanta Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals. The Advanta Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals regardless of whether such advice is provided in writing. Notwithstanding the foregoing, the Advanta Trustee shall not be under any obligation to consult with its retained professionals, and its determination not to do so shall not result in the imposition of liability on the Advanta Trustee unless such determination is based on willful misconduct, gross negligence, or intentional fraud.

5.6 Cancellation and Termination of Existing Agreements and Equity Interests.
Except as otherwise provided in the Plan, on the Effective Date, the RediReserve Certificates, Investment Notes, ACT Securities, Equity Interests and any and all other instruments evidencing any Claims or Equity Interests against or in the Debtors, including, without limitation, the Indentures, shall be deemed automatically cancelled and terminated as permitted by section 1123(a)(5)(F) of the Bankruptcy Code without further act or action under any applicable agreement, law, regulation, order or rule; provided, however, that the RediReserve Certificates, Investment Notes, ACT Securities, Equity Interests and any and all other instruments evidencing any Claims or Equity Interests against or in the Debtors shall continue in effect solely for the purposes of (i) allowing a holder of an Allowed RediReserve Certificate Claim, an Allowed Investment Note Claim, an Allowed General Unsecured Claim and an Allowed Subordinated Note Claim to receive their distributions under the Plan (if any), (ii) enforcing the terms of the subordination provisions in the 8.99% Indenture, (iii) allowing the Disbursing Agents to make the distributions, if any, on account of Allowed Claims, (iv) allowing the Disbursing Agents to perform any necessary administrative functions with respect to the distributions (if any) to be made on account of Allowed Claims, and (v) permitting the Indenture Trustees to (a) maintain and assert their Charging Liens for payment of the Indenture Trustee Fees as provided in Section 2.3 of the Plan, (b) seek compensation and reimbursement for any reasonable and documented fees and expenses, if any, incurred in making distributions pursuant to the Plan, (c) maintain and enforce any right to indemnification under the applicable Indentures, which rights, if any, shall continue to exist regardless of whether or not a proof of Claim was filed by the applicable Indenture Trustee in the Chapter 11 Cases. After the Effective Date, except as otherwise set forth herein, the Indenture Trustees shall no longer have any obligations to holders of RediReserve Certificates, Investment Notes, ACT Securities, or Subordinated Notes under the Indentures.
As soon as practicable after the Effective Date, the Debtors or the AC Trustee, with the cooperation of the applicable Indenture Trustee, shall send a letter of transmittal to each holder of an Allowed RediReserve Certificate Claim, an Allowed Investment Note Claim, and an Allowed Subordinated Note Claim, advising such holder of the effectiveness of the Plan. Delivery of any RediReserve Certificates, Investment Notes, or Subordinated Notes will be effected, and risk of loss and title thereto shall pass, only upon each holder’s compliance with the terms and conditions of such letter of transmittal.
Delivery of any RediReserve Certificate or Investment Note shall be effected and risk of loss and title thereto shall pass so long as the holder of each such note has complied with the letter of transmittal, including providing a correct taxpayer number on a form W-9 provided with the transmittal letter, and the amount of the notes held by each holder as set forth in the letter of transmittal is the same amount that is reflected on the register of the note holders maintained by Advanta, as securities registrar, as of the Distribution Record Date.
If the record holder of a note is DTC or its nominee or another securities depository or custodian thereof, and such notes are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such a note shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.
Upon compliance with this Section 5.6 in connection with any RediReserve Certificate, Investment Note, or Subordinated Note, the holders of such notes shall, for all purposes under the Plan, be deemed to have validly surrendered such note.

Further, the Board of Directors of Advanta is authorized, without any further action, to issue one share of Trustee Stock in Reorganized Advanta to the Advanta Trustee, and to take any other action in furtherance thereof with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), for the purpose of reorganizing Advanta. On the Effective Date, the share of Trustee Stock shall be delivered to the Advanta Trust.
5.7 Settlement of Claims.
Pursuant to Bankruptcy Rule 9019, in consideration for the classification, distribution, and resolution of Claims, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any Class are intended to be and shall be final, and, except as otherwise provided in Article IV, no Plan distribution to a holder of a Claim in one Class shall be shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency claim.
ARTICLE VI
PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS
6.1 Voting of Claims.
Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article III and Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan, as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.
6.2 Nonconsensual Confirmation.
If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126 of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 12.4 of the Plan or to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, or both. With respect to impaired Classes that are deemed to reject the Plan, the Debtors intend to request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by such Claims.
6.3 Date of Distributions.
Distributions to holders of Claims and Equity Interests shall be made as provided in Articles II and IV of the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.4 Disbursing Agents.
All distributions under the Plan by any of the Trusts shall be made by the applicable Trustee as Disbursing Agent or such other entity designated by the applicable Trustee as Disbursing Agent.
6.5 Rights and Powers of Disbursing Agents.
The Disbursing Agents shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform their duties under the Plan, (b) make all distributions contemplated by the Plan, (c) employ professionals to represent them with respect to their responsibilities and, (d) exercise such other powers as may be vested in the Disbursing Agents by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agents to be necessary and proper to implement the provisions of the Plan.
The Disbursing Agents (including the Indenture Trustees) shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no (x) liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan or (y) obligation or liability for distributions under the Plan to any party who does not hold an Allowed Claim at the time of distribution or who does not otherwise comply with the terms of the Plan.
6.6 Expenses of Disbursing Agents.
Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agents (including, without limitation, taxes and reasonable attorneys fees and expenses) on or after the Effective Date shall be paid in Cash by the applicable Trust in the ordinary course of business.
To the extent an Indenture Trustee provides services related to distributions pursuant to the Plan, such Indenture Trustee shall be entitled to reasonable and customary compensation for such services and reimbursement for reasonable and customary expenses incurred in connection with such services out of the AC Trust.
6.7 Delivery of Distributions.
(a) Last Known Address. Subject to Bankruptcy Rule 9010, and except as provided in this Section 6.7, all distributions to any holder of an Allowed Claim or Equity Interest shall be made at the address of such holder (i) as set forth on the Schedules filed with the Bankruptcy Court, or (ii) on the books and records of the Debtors or their agents, as applicable, unless the Debtors or the applicable Trustees have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules.

(b) Distributions Subject to Deemed Surrender of Notes. All distributions to holders of Allowed Subordinated Note Claims shall only be made to such holders after the deemed surrender by each such holder of the note certificates representing such Claim in accordance with Section 5.6 above. Upon the valid deemed surrender of such note certificates, the AC Trustee shall cancel such notes. As soon as practicable following the valid deemed surrender of the note certificates evidencing such Allowed Claim, the Trustees shall distribute to the holder thereof such holder’s distribution. For the avoidance of doubt, distributions may be made on account of the Allowed Subordinated Note Claims for the benefit of the Allowed Investment Note Claims and the Allowed RediReserve Certificate Claims irrespective of the holder of such Allowed Subordinated Note Claim’s compliance with this Section 6.7(b).
6.8 Undeliverable and Unclaimed Distributions.
In the event that any distribution to any holder of an Allowed Claim is returned as undeliverable, the Disbursing Agent shall use commercially reasonable efforts to determine the current address of each holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder; provided, however, that all distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Trust from which they were made and any entitlement of any holder of any Claims to such distributions shall be extinguished and forever barred. The applicable Trustee shall have no further obligation to make any distribution to the holder of such Claim on account of such Claim, and any entitlement of any holder of such Claim to any such distributions shall be extinguished and forever barred; provided, however, that the holder of such Claim may receive future distributions on account of such Claim by contacting the applicable Trustee at some point prior to the final distribution from the applicable Trust. For the avoidance of doubt, the Disbursing Agent shall not be required to retain an outside investigator to determine the current address of any holders of an Allowed Claim whose distribution is returned as undeliverable.
6.9 Distribution Record Date.
As of the close of business on the Distribution Record Date, (i) the claims register shall be closed, (ii) the transfer of books and records of the Investment Note Claims, RediReserve Certificate Claims and the Subordinated Note Claims, each as maintained by Advanta, shall be closed, and (iii) any transfer of any Investment Note Claims, RediReserve Certificate Claims or Subordinate Note Claims or any interest therein shall be prohibited. The Debtors, the Trustees and the Indenture Trustees shall have no obligation to recognize any transfer of any such Claims occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record as of the close of business on the Distribution Record Date.
6.10 Manner of Payment.
At the option of the applicable Disbursing Agent, any Cash payment to be made pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.11 Minimum Cash Distributions.
Unless otherwise provided in Section 5.4 and 5.5 of the Plan, no payment of Cash less than $5 may be made to any holder of an Allowed Claim unless a request therefore is made in writing to the applicable Trustee; provided, however, that if any distribution is not made pursuant to this Section 6.11, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.
6.12 Setoffs and Recoupment.
The Trustees may, but shall not be required to, setoff against or recoup from any Claim and from any payments to be made pursuant to the Plan in respect of such Claim any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Trustees of any such claim they may have against such claimant.
6.13 Interest on Claims.
Unless otherwise set forth in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on any Claim, and no holder of a Claim shall be entitled to interest accruing on or after the Commencement Date on any Claim.
6.14 No Distribution in Excess of Allowed Amounts.
Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive in respect of such Claim any distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim.
6.15 Allocation of Plan Distributions Between Principal and Interest.
To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for United States federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII
PROCEDURES FOR TREATING UNRESOLVED CLAIMS
7.1 Assets Retained on Account of Unresolved Claims
After the Effective Date, each Unresolved Claims Reserve shall be managed by the applicable Trustee for the treatment of Unresolved Claims. On each distribution date after the Effective Date in which any of the Trustees makes Cash distributions to holders of Beneficial Interests, the applicable Trustee shall retain on account of Unresolved Claims an amount such Trustee estimates is necessary to fund the Pro Rata Share of such distributions to holders of Unresolved Claims if such Claims were Allowed. Cash retained on account of Unresolved Claims shall be retained in the applicable Unresolved Claims Reserve for the benefit of the holders of Unresolved Claims pending a determination of their entitlement thereto under the terms of the Plan. If any Unresolved Claim is disallowed or Allowed in an amount that is lower than the aggregate assets retained on account of such Unresolved Claim, then the applicable Trustees may at any time after such disallowance or allowance return the assets that exceed the Allowed amount of such Claim to the applicable Trust.
7.2 Objections.
Objections to Claims against the Debtors may be interposed and prosecuted only by the Debtors (if prior to the Effective Date) and the applicable Trustee (if on or after the Effective Date). Except as otherwise provided in Section 2.1 with respect to Administrative Expense Claims, any objections to Claims shall be served on the respective claimant and filed with the Bankruptcy Court (i) on or before the one-hundred-and-eightieth (180th) day following the later of (x) the Effective Date, and (y) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (ii) on such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clauses (x) or (y) above; provided, however, that the Trustees shall have until (a) sixty (60) days after the payment in full of all Allowed Claims in Classes 1 through 5 to object to any Claims in Class 6, and (b) one hundred and twenty (120) days after a holder of a contingent or unliquidated Claim files an amended proof of Claim stating that such Claim is no longer contingent or unliquidated, as applicable, to object to such contingent or unliquidated claim.
7.3 No Distributions Pending Allowance.
Notwithstanding any other provision in the Plan, if any portion of a Claim is disputed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Unresolved Claim becomes an Allowed Claim.
7.4 Distributions After Allowance.
To the extent that an Unresolved Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. Upon allowance, a holder of the Allowed Unresolved Claim shall receive any distributions that would have been made up to the date of allowance to such holder under the Plan had the Unresolved Claim been allowed on the Effective Date plus any actual earnings on such distribution from the date that such distribution would have been made had the Unresolved Claim been allowed on the Effective Date through the date of allowance.
7.5 Resolution of Claims.
On and after the Effective Date, the Trustees shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims against the Debtors and to compromise, settle, or otherwise resolve any Unresolved Claims without approval of the Bankruptcy Court, other than with respect to Administrative Expense Claims relating to compensation of professionals, but subject to the consent of the Trust Advisory Board for any Claim over the amount set forth in the applicable Trust Agreement.
7.6 Interest After the Effective Date.
To the extent that an Unresolved Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon from the Effective Date to the date such Claim becomes Allowed, except for the earnings, if any, described in Section 7.4.

ARTICLE VIII
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.
Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any Person shall be deemed rejected by the Debtors as of immediately prior to the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, (iii) that is specifically designated as a contract or lease to be assumed on Schedule 8.1, which Schedule shall be in form and substance reasonably acceptable to the Creditors’ Committee and shall be contained in the Plan Supplement and which shall indicate whether such contract or lease is to be assumed by any of the Trusts, Reorganized Advanta or ASC; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedule 8.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld), in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. The Debtors shall provide notice of any amendments to Schedule 8.1 to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 8.1 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.
8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.
Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date and subject to the Debtors’ right pursuant to Section 8.4 of the Plan to reject any executory contract or unexpired lease that is subject to a dispute over a cure amount, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 8.1 of the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the executory contracts and unexpired leases specified in Section 8.1 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such executory contracts and unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan.

8.3 Inclusiveness.
Unless otherwise specified on Schedule 8.1, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 8.1.
8.4 Cure of Defaults.
Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to Section 8.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within at least thirty (30) days prior to the Confirmation Hearing, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 8.1 of the Plan, a notice (the “Assumption Notice”), which shall list the cure amount as to each executory contract or unexpired lease to be assumed and which shall be in form and substance reasonably acceptable to the Creditors’ Committee. The parties to such executory contracts or unexpired leases to be assumed or assumed and assigned by the Debtors shall have twenty (20) days from the date of service of the Assumption Notice to file and serve any objection to assumption or the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hear the objections at the Confirmation Hearing or on such other date as may be set by the Bankruptcy Court. Notwithstanding Section 8.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.
8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.
Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan must be filed with the Advanta Claims Processing Center and served upon the attorneys for the Debtors or, if on or after the Effective Date, upon the applicable Trustee, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of the Effective Date, (c) notice of an amendment to Schedules 8.1 of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtors’ election to reject such executory contract or unexpired lease under Section 8.4 or Section 8.7 of the Plan. All such proofs of Claim not filed within the time set forth in this section shall be forever barred from assertion against the Debtors and their estates or the Liquidating Trusts and their assets.

8.6 Indemnification and Reimbursement Obligations.
(a) Indemnification and Reimbursement. Subject to the occurrence of the Effective Date, all Allowed Claims against the Debtors for indemnification, defense, reimbursement, or limitation of liability of current or former directors, officers, or employees of the Debtors against any claims, costs, liabilities or causes of action as provided in the Debtors’ articles of organization, certificates of incorporation, bylaws, other organizational documents, or applicable law, shall, to the extent such indemnification, defense, reimbursement, or limitation is owed in connection with one or more events or omissions occurring before the Commencement Date, be (i) paid only to the extent of any applicable insurance coverage, and (ii) to the extent a proof of Claim has been timely filed and is Allowed, treated as Allowed General Unsecured Claims to the extent such claims are not covered by any applicable insurance, including deductibles. Nothing contained herein shall affect the rights of directors, officers or employees under any insurance policy or coverage with respect to such claims, costs, liabilities or causes of action or limit the rights of the Debtors, the Trustees, or the Debtors’ Estates to object to, seek to subordinate or otherwise contest or challenge Claims or rights asserted by any current or former officer, director or employee of the Debtors pursuant to this Section 8.6 or otherwise. Notwithstanding any other order of the Bankruptcy Court or anything in this Plan to the contrary, a liquidated, non-contingent proof of Claim for indemnification, defense, reimbursement, or limitation of liability of directors, officers, or employees of the Debtors may be asserted against the applicable Liquidating Trust at any time prior to the dissolution of such Liquidating Trust; provided, however, that such Claims shall be subject to the applicable Liquidating Trustee’s opportunity to object, contest, challenge, subordinate or dispute such Claims pursuant to the Plan.
(b) D&O Insurance Policies. No prepaid D&O Insurance Policy shall be cancelled, and the Debtors’ directors, officers and employees who have valid claims against the D&O Insurance Policies for indemnification, defense, reimbursement, or limitation of liability may be paid from the D&O Insurance Policies to the extent of the coverage provided by the D&O Insurance Policies; as such, and notwithstanding anything in the Plan to the contrary, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, the D&O Insurance Policies, to the extent the contract providing for such is determined to be an executory contract, shall be deemed assumed by the Debtors and transferred to the applicable Liquidating Trust pursuant to Section 5.4(d).
8.7 Compensation and Benefit Programs.
Notwithstanding anything contained in the Plan to the contrary, unless listed on Schedule 8.7 of the Plan, which will be filed as part of the Plan Supplement, and shall be in form and substance reasonably acceptable to the Creditors’ Committee, or except as provided in this Section 8.7 with respect to the COLI Program (as defined below), all employment and severance policies, workers’ compensation programs, and all compensation, bonus, and benefit plans, policies, programs, and arrangements of the Debtors applicable to their present and former employees, officers and directors, including, without express or implied limitation, all savings plans, cash and equity or equity-based incentive plans, retirement plans, health care plans, disability plans, and life, accidental death, and dismemberment insurance plans (the “Compensation and Benefit Programs”) shall be deemed terminated immediately prior to the Effective Date without any further action by the Bankruptcy Court or the Debtors; provided, however, that all employees employed by the Debtors immediately prior to the Effective Date and covered by the Post-Petition Advanta Employees’ Severance Pay Plan, including those who will be employed by any of the Trusts, Reorganized Advanta or ASC immediately after the Effective Date, shall be entitled to benefits under the Post-Petition Advanta Employees’ Severance Pay Plan as if their employment had been terminated by the Debtors immediately prior to the termination of the Post-Petition Advanta Employees’ Severance Pay Plan.

Any Compensation and Benefit Programs that are listed on Schedule 8.7 shall be maintained by the entity listed on Schedule 8.7. Any Compensation and Benefit Program listed on Schedule 8.7 may be terminated by Reorganized Advanta or the applicable Trustee any time after the Effective Date; provided, however, that for eighteen (18) months after the Effective Date, neither Reorganized Advanta nor the Trustees may terminate the underlying group health plan under which former employees of the Debtors (and their covered beneficiaries) are receiving COBRA coverage (the “COBRA Health Plan”); and provided further, however, that notwithstanding its inclusion on Schedule 8.7 and its continuation after the Effective Date, if any Compensation and Benefit Program listed on Schedule 8.7 is ultimately terminated after the Effective Date (other than the COBRA Health Plan, which shall be deemed terminated as of the date it is actually terminated by the Trustee or Reorganized Advanta pursuant to its terms), such termination will be deemed and treated as if to have taken place immediately prior to the Effective Date such that any parties or beneficiaries to such Compensation and Benefit Program will be in the same position with respect to any potential Claims, rights or benefits as if the Compensation and Benefit Program had been terminated by the Debtors immediately prior to the Effective Date (for the avoidance of doubt, the status of any Claim arising from such terminated Compensation and Benefit Program shall not be improved, disadvantaged, or otherwise modified by virtue of the maintenance of the applicable Compensation and Benefit Program for any period after the Effective Date, and any such Claim shall not be entitled to administrative expense status under section 503 of the Bankruptcy Code as a result of the Compensation and Benefit Program having been continued after the Effective Date). Reorganized Advanta or the applicable Trustee shall provide the parties to and beneficiaries of any such terminated Compensation and Benefit Program written notice of such termination and any such party or beneficiary may rely on any proof of Claim filed by such party or beneficiary in the Chapter 11 Cases with respect to any Claims under such terminated Compensation and Benefit Program and without prejudice to any right of such party or beneficiary to amend or modify such proof of Claim.
In the event any Compensation and Benefit Program listed on Schedule 8.7 is determined to be an executory contract, nothing in this Plan shall be deemed to constitute an assumption of such Compensation and Benefit Program, and the applicable Trustee shall have authority to reject such Compensation and Benefit Program upon delivery of a written notice of such rejection to all parties to and beneficiaries of such Compensation and Benefit Program, and such rejection will be deemed treated as if to have taken place immediately prior to the Effective Date such that any parties or beneficiaries to such Compensation and Benefit Program shall be in the same position with respect to any potential Claims, rights or benefits as if the Compensation and Benefit Program had been rejected by the applicable Debtor immediately prior to the Effective Date (for the avoidance of doubt, the status of any Claim arising from such rejected Compensation and Benefit Program shall not be improved, disadvantaged, or otherwise modified by virtue of the maintenance of the applicable Compensation and Benefit Program for any period after the Effective Date, and any such Claim shall not be entitled to administrative expense status under section 503 of the Bankruptcy Code as a result of the Compensation and Benefit Program having been continued after the Effective Date).

Pursuant to section 1129(a)(13) of the Bankruptcy Code, Advanta’s Corporate Owned Life Insurance, dated December 1, 1994, (as it may have been amended, supplemented, or modified, the “COLI Program”) shall continue in effect after the Effective Date, subject to the right of the Trustees or Reorganized Advanta, as applicable, to modify, terminate, or surrender the COLI Program and/or any underlying insurance policies in accordance with the terms thereof.
Nothing in this Plan shall (i) preclude any rights of any Person to assert that a “change of control” or “change in control” (as such term may be used in the SEIP, the SERP or any other agreement, benefit plan, severance plan, or other arrangement) has or has not occurred, including, without limitation, by reason of the formulation, filing, prosecution, confirmation, or consummation of this Plan, (ii) limit any rights of the Debtors, Reorganized Advanta, the Trustees, or the Debtors’ estates to object to, contest, challenge, seek to subordinate or dispute any Claims asserted by any Person in connection with any Compensation and Benefit Program and/or termination or rejection of any Compensation and Benefit Program, or (iii) constitute a finding that the termination or rejection of any Compensation and Benefit Program pursuant to this Section 8.7 of the Plan does or does not give rise to any Claims (and all parties’ and beneficiaries’ rights with respect thereto are hereby reserved).
8.8 Deferred Compensation Plan.
Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Debtors’ Deferred Compensation Plan shall be wound down and terminated. Advanta shall transfer as soon as practicable after the Effective Date all assets held in the Deferred Compensation Trust to the AC Trust for distribution to creditors of Advanta pursuant to the terms of the Plan and the AC Trust Agreement; provided, however, that prior to transferring any non-Cash assets, the trustees of the Deferred Compensation Trust shall liquidate, under the terms of the Deferred Compensation Trust and at the request of Advanta, such non-Cash assets into Cash and transfer the proceeds of such assets to the AC Trust for distribution to creditors of Advanta pursuant to the terms of the Plan and the AC Trust Agreement.
8.9 Certain Insurance Policy Matters.
Nothing in the Disclosure Statement, the Plan, the Confirmation Order, any exhibit to the Plan or any other Plan document (including any provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing in any respect the legal, equitable or contractual rights and defenses, if any, of the insureds, the Debtors or any insurer with respect to any insurance policies or related agreements (the “Insurance Policy Documents”). The rights and obligations of the insureds, the Debtors, the applicable Trust and insurers shall be determined under the Insurance Policy Documents, including all terms, conditions, limitations and exclusions thereof, which shall remain in full force and effect, and under applicable non-bankruptcy law. Nothing in the Disclosure Statement, the Plan, the Confirmation Order, any exhibit to the Plan or any other Plan document (including any provision that purports to be preemptory or supervening), shall in any way (i) limit a Debtor, the Trusts or their assignees from asserting a right or claim to the proceeds of any insurance policy that insures any such Debtor, was issued to any such Debtor or was transferred to the Trusts by operation of the Plan, nor (ii) limit any right of any other party to challenge such right or claim.

ARTICLE IX
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
9.1 Conditions Precedent to Effectiveness.
The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with Section 9.2 of the Plan:
(a) The Confirmation Order, in form and substance acceptable to the Debtors and reasonably acceptable to the Creditors’ Committee, shall have been entered and become a Final Order;
(b) All actions, agreements, instruments and other documents necessary to implement the terms and provisions of the Plan shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors and reasonably satisfactory to the Creditors’ Committee; and
(c) All authorizations, consents, letters, opinions and documents, regulatory approvals and no-action letters, if any, sought by the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, in connection with the consummation of the Plan shall have been obtained and shall not have been revoked.
9.2 Waiver of Conditions.
Each of the conditions precedent in Section 9.1 hereof, other than the entry of the Confirmation Order, may be waived, in whole or in part, by the Debtors and the Creditors’ Committee, as applicable. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.
9.3 Satisfaction of Conditions.
Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 9.1 of the Plan have not occurred or otherwise been waived pursuant to Section 9.2 of the Plan on or prior to the one hundred and twentieth (120th) day after the Confirmation Order becomes a Final Order, (a) the Confirmation Order shall be vacated, (b) the Debtors, their Estates, the Creditors’ Committee and all holders of Claims and interests, including any Equity Interests, shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

ARTICLE X
EFFECT OF CONFIRMATION
10.1 Post-Effective Date Assets.
On and after the Effective Date, the Trustees may dispose of the assets of their respective Trusts free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the applicable Trust Agreement.
10.2 Binding Effect.
Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interest, including any Equity Interest, of such holder is impaired under the Plan, whether or not such holder has accepted the Plan, and whether or not such holder is entitled to or received a distribution under the Plan.
10.3 Injunction or Stay.
(a) Pursuant to sections 105 and 1141 of the Bankruptcy Code, on and after the Confirmation Date, except as otherwise expressly provided in the Plan, all Persons who have held, hold or may hold Claims or Equity Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates, are permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind (whether directly, derivatively or otherwise) against the Debtors related to a Claim or Equity Interest, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, or against the property or interests in property of the Debtors, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors, or (v) pursuing any Claim or Interest released pursuant to Section 10.7 of the Plan. Such injunction shall extend to any successors of the Debtors and their respective properties and interest in properties.
(b) All Causes of Action against the Debtors that are not otherwise released under the Plan (other than with respect to federal taxes of Advanta and ASC) shall be channeled to the applicable Liquidating Trusts and be subject to the jurisdiction of the Bankruptcy Court. Any Cause of Action brought against any Trust or any Trustee may only be brought before and heard by the Bankruptcy Court.

(c) Notwithstanding the foregoing, the plaintiffs in that certain ERISA class action titled In re Advanta Corp. ERISA Litig., Civil Action No. 2:09-cv-4974-CMR (the “ERISA Litigation”), filed in the United States District Court for the Eastern District of Pennsylvania, and that certain securities class action titled Steamfitters Local 449 Pension Fund, Individually and On Behalf of All Others Similarly Situated v. Dennis Alter, et al., Civil Action No. 2:09-cv-4730-CMR (the “Securities Litigation”), filed in the United States District Court for the Eastern District of Pennsylvania, shall retain the right to file a motion (the “Lead Plaintiffs’ Motion”) after the Effective Date with the Bankruptcy Court seeking authorization to prosecute and liquidate any Claims they have asserted against the Debtors in proofs of Claim timely filed in these Chapter 11 Cases, with any judgment or settlement obtained to be satisfied solely to the extent of, and for the limited purpose of pursuing the collection of, any applicable insurance proceeds. The plaintiffs in the ERISA Litigation and the Securities Litigation shall not be entitled to any discovery in connection with the Lead Plaintiffs’ Motion other than copies of (i) the applicable insurance policies, which would be provided subject to an appropriate protective order, and (ii) notices of circumstance delivered by or on behalf of the Debtors or any insureds under the applicable insurance policies (provided that the Debtors, the Trusts and the Trustees shall reserve all rights to oppose discovery of such notices), which, if ultimately provided, would be provided subject to an appropriate protective order. Nothing in this Plan or the Confirmation Order shall be deemed a determination of any issue raised in the Lead Plaintiffs’ Motion and all parties’ rights, including those described in Section 8.9 of the Plan, are hereby reserved.
10.4 Injunction Against Interference With Plan.
Upon the entry of the Confirmation Order, all holders of Claims or Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals and affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.
10.5 Terms of Injunction or Stay.
Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the later of the Effective Date and the date indicated in the applicable order providing for such injunction or stay; provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan in the Bankruptcy Court.
10.6 Reservation of Causes of Action/Reservation of Rights.
(a) Except as provided in Section 10.7 of the Plan, nothing contained in the Plan (including in Section 6.12) or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action of the Debtors, Debtors in Possession or the Debtors’ Estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Trusts or the Debtors’ officers, directors, or representatives, and (ii) the turnover of any property of the Debtors’ Estates.

(b) Except as set forth in Section 10.7 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim or Cause of Action, which the Debtors, the Debtors in Possession or the Estates had immediately prior to the Effective Date against or with respect to any Claim left Unimpaired by the Plan. The Trusts shall retain, reserve, and be entitled to assert all Claims and Causes of Action, and all of the legal and equitable rights of the Debtors, Debtors in Possession or the Debtors’ Estates respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.
10.7 Exculpation.
Notwithstanding anything herein to the contrary, as of the Effective Date, none of the Debtors, the Trusts, the Trustees (solely in their capacity as such), the Delaware Trustee (solely in its capacity as such), the Indenture Trustees, the members of the Creditors’ Committee (solely in their capacity as such), the members of the Trust Advisory Boards (solely in their capacity as such), and their respective officers, directors, employees, managing directors, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but solely in their capacities as such) shall have or incur any liability for any Claim, Cause of Action or other assertion of liability for any act taken or omitted to be taken on or after the Commencement Date in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan (or any prior proposed version of the Plan), the Disclosure Statement or any contract, instrument, document or other agreement related thereto (collectively, “Exculpated Conduct”); and such claims shall be deemed expressly waived and forever relinquished as of the Effective Date; provided, however, that the foregoing shall not (i) affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such Person; (ii) limit in any manner the ability of the Debtors, Reorganized Advanta, the Trusts, the Trustees, or the Creditors’ Committee to assert, against any holder of a Claim asserted against the Debtors, any defenses, Causes of Action or counterclaims based on or arising from Exculpated Conduct (including, without limitation, any assertions that any Claims should be equitably subordinated, reduced or eliminated), provided that the amount of any recoveries from such holder on account of such defenses, Causes of Action or counterclaims based on or arising from Exculpated Conduct shall not exceed the amount of distributions to the holder of such Claim as may be Allowed; or (iii) be asserted, relied upon, deemed to be a finding or used as evidence that “cause” (as such term is used in the SEIP, the SERP or any other employment agreement, severance plan, benefit plan or similar instrument or agreement) did or did not exist for the Debtors to terminate the employment of any Person otherwise exculpated by the Plan at any time before, during or after the pendency of the Chapter 11 Cases. For the avoidance of doubt, nothing in this Section 10.7 shall limit the ability of the Debtors, Reorganized Advanta, the Trusts, the Trustees, or the Creditors’ Committee to assert or recover on any defenses, Causes of Action or counterclaims based on (i) any act taken or omitted to be taken prior to the Commencement Date or (ii) any act taken or omitted to be taken on or after the Commencement Date that is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any Person.

10.8 Causes of Action/Avoidance and Subordination Actions/Objections.
Other than any releases granted herein, in the Confirmation Order or in a Final Order of the Bankruptcy Court from and after the Effective Date, the Trusts shall have the right to prosecute any and all Causes of Action including, but not limited to, any and all avoidance or equitable subordination actions, recovery Causes of Action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code or other applicable law that belong to the Debtors, Debtors in Possession or the Debtors’ Estates. For the avoidance of doubt, nothing contained in the Plan shall operate as a release of any Cause of Action against any of the current or former officers, directors or employees of the Debtors or their affiliates, except as provided in Section 10.7 of the Plan.
ARTICLE XI
RETENTION OF JURISDICTION
The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:
(a) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, the allowance of Claims resulting therefrom and any disputes with respect to executory contracts or unexpired leases relating to facts and circumstances arising out of or relating to the Chapter 11 Cases;
(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Effective Date, including, without limitation, (i) any Cause of Action under bankruptcy law or any applicable non-bankruptcy law that may be brought by any of the Trusts or Trustees for the benefit of the Estates’ creditors against any of the Debtors’ current or former officers, directors, employees and/or other Persons relating to the financial condition, management and/or operation of the Debtors, their businesses and/or their assets either prior to the Commencement Date or during the Chapter 11 Cases; (ii) any other Cause of Action that may be brought by any of the Trusts or Trustees for the benefit of the Estates’ creditors; and (iii) any Cause of Action that may be brought against any of the Trusts or Trustees or any of their respective agents, attorneys, advisors, representatives or professionals;
(c) to ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein;
(d) to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Equity Interest;
(e) to hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(f) to hear and determine any timely objections to, or requests for estimation of Unresolved Claims, in whole or in part;
(g) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
(h) to resolve disputes as to the ownership of any Claim or Equity Interest;
(i) to take any action and issue such orders as may be necessary to enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following the Effective Date;
(j) to consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
(k) to hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;
(l) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors prior to the Effective Date, or request by any of the Trustees after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);
(m) to hear and determine all disputes involving the existence, scope and nature of releases or exculpations granted under the Plan, the Confirmation Order or the Bankruptcy Code;
(n) to issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;
(o) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;
(p) to hear and determine any rights or Causes of Action held by or accruing to the Debtors, the Debtors in Possession or the Debtors’ Estates pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory, whether initiated prior to or after the Effective Date;
(q) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;
(r) to hear disputes concerning the Trusts;
(s) to enter a final decree closing the Chapter 11 Cases; and
(t) to hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1 Effectuating Documents and Further Transactions.
On or before the Effective Date, and without the need for any further order or authority, the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, are authorized to file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to the Debtors as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. As of the Effective Date, the Trustees are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.
12.2 Withholding and Reporting Requirements.
Each Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of the Beneficial Interests. All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such holders of the Beneficial Interests for all purposes of the relevant Trust Agreements. Each Trustee shall be authorized to collect such tax information from the holders of the Beneficial Interests (including social security numbers or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan and the relevant Trust Agreement. In order to receive distributions under the Plan, all holders of the Beneficial Interests will need to identify themselves to the applicable Trustee and provide tax information and the specifics of their holdings, to the extent the Trustee deems appropriate (including completing the appropriate Form W-8 or Form W-9, as applicable to each holder). Each Trustee may refuse to make a distribution to any holder of a Beneficial Interest that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a holder of a Beneficial Interest, the applicable Trustee shall make such distribution to which the holder of the Beneficial Interest is entitled, without interest; and, provided further that, if the holder fails to comply with such a request within one (1) year, such distribution shall be deemed an unclaimed distribution, and, provided further that, if any Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and such Trustee is later held liable for the amount of such withholding, such holder shall reimburse such Trustee for such liability.
12.3 Corporate Action.
On the Effective Date, all actions provided for under the Plan that would otherwise require approval of the stockholders, members, or directors of one or more of the Debtors, as the case may be, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated or established, without any requirement for further action by the stockholders, members, or directors of the Debtors.

12.4 Modification of Plan.
Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests. The Plan may also be substantially altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder. In the event the Bankruptcy Court does not approve the substantive consolidation of the Consolidated Debtors’ estate pursuant to Section 5.2 of the Plan, the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, may modify the Plan to reflect the non-substantive consolidation of the Consolidated Debtors’ estates without further order or approval of the Bankruptcy Court. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan if modified to reflect the non-substantive consolidation of the Consolidated Debtors’ estates.
12.5 Revocation or Withdrawal of the Plan.
The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Debtors revoke or withdraw the Plan prior to the Effective Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. The Debtors also reserve the right to (i) withdraw the Plan with respect to any Debtor with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld, and proceed with confirmation of the Plan with respect to any other Debtor, (ii) adjourn confirmation of the Plan for any Debtor, (iii) revoke the Plan as to any Debtor, (iv) seek confirmation of an alternative plan with respect to any Debtor at a later time, including a plan substantively consolidating any Debtor with one or more Debtors. In the event the Plan is revoked or withdrawn with respect to a Debtor, nothing contained herein shall constitute or be deemed a waiver or release of any Claims against or Equity Interests in the Debtor that is withdrawn from the Plan or any other Person or to prejudice in any manner the rights of such Debtor or any Person in any further proceedings involving such withdrawn Debtor.

12.6 Continuing Exclusivity Period.
Subject to further order of the Bankruptcy Court, until the Effective Date, the Debtors shall, pursuant to section 1121 of the Bankruptcy Code, retain the exclusive right to modify the Plan as provided herein or file a new Plan and to solicit acceptances thereof and the Creditors’ Committee retains the right to request termination of the Debtors’ exclusive periods.
12.7 Plan Supplement.
The Plan Supplement and the documents contained therein in form, scope and substance satisfactory to the Debtors and reasonably satisfactory to the Creditors’ Committee, shall be filed with the Bankruptcy Court no later than ten (10) calendar days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution, so long as no such amendment or supplement materially affects the rights of holders of Claims and any such amendment or supplement is in form and substance reasonably acceptable to the Creditors’ Committee. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.
12.8 Payment of Statutory Fees.
All fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid on the Effective Date, or as soon as practicable thereafter, by the applicable Liquidating Trust.
12.9 Post-Effective Date Professional Fees and Expenses.
(a) From and after the Effective Date, the Liquidating Trusts shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the applicable Debtors or such Liquidating Trusts. The reasonable fees and expenses of professional persons retained by the Advanta Trust shall be paid, in the ordinary course of business and without necessity for approval by the Bankruptcy Court, by the Advanta Trust.
(b) Following the Effective Date, the Liquidating Trustees shall pay in cash, within thirty (30) days of receipt by the Liquidating Trustees of an invoice from the Fee Auditor, all reasonable fees and expenses of the Fee Auditor that are incurred after the Effective Date, without the need for any further authorization from the Bankruptcy Court. In the event that the Liquidating Trustees object to payment of such invoice from the Fee Auditor for post-Effective Date fees and expenses, in whole or in part, and the parties cannot resolve such objection after good faith negotiation, the Bankruptcy Court shall retain jurisdiction to make a determination as to the extent to which the invoice shall be paid by the Liquidating Trustees.

12.10 Indenture Trustees as Claim Holder.
Consistent with Bankruptcy Rule 3003, the AC Trustee shall recognize a proof of Claim timely filed by the Indenture Trustees of the RediReserve Certificates, Investment Notes, and the Subordinated Notes. A list of Claims that are hereby disallowed as duplicative of claims filed by the Indenture Trustees is attached on Schedule 12.10, which shall be in form and substance reasonably acceptable to the Creditors’ Committee.
12.11 Dissolution of the Creditors’ Committee.
On the Effective Date, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of such Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
12.12 Exemption from Transfer Taxes.
Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, sales or use, or other similar tax.
12.13 Expedited Tax Determination.
The Debtors and the Liquidating Trustees are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.
12.14 Exhibits/Schedules.
All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.
12.15 Substantial Consummation.
On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.16 Severability of Plan Provisions.
In the event that, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. Notwithstanding the foregoing, in such case, the Plan may only be confirmed without that clause or provision at the request of the Debtors with the consent of the Creditors’ Committee, which consent shall not be unreasonably withheld. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.
12.17 Governing Law.
Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its principles of conflict of laws.
12.18 Notices.
All notices, requests and demands to or upon the Debtors, the Creditors’ Committee, or the Indenture Trustees shall be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
If to the Debtors:
ADVANTA CORP.
Plymouth Corporate Center,
625 W. Ridge Pike
Building E, Suite 100
Conshohocken, Pennsylvania 19428
Attn: Jay A. Dubow
Telephone: (215) 657-4000
Facsimile: (215) 444-5915
- and -

RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Attn: Paul N. Heath
         Chun I. Jang
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
- and -
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Attn: Robert J. Lemons
         Victoria Vron
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
If to the Creditors’ Committee:
LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
Attn: Roger G. Schwartz
         Aaron M. Singer
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
- and -
DRINKER, BIDDLE & REATH LLP
1100 N. Market Street, Suite 1000
Wilmington, DE 19801
Attn: Howard A. Cohen
Telephone: (302) 467-4200
Facsimile: (302) 467-4201
If to the Indenture Trustees:
The Bank of New York Mellon
Global Corporate Trust, Default Administration Group
101 Barclay St., 8-W
New York, NY 10186
Attention: David M. Kerr, Vice President
Telephone: (212) 815-5650
Facsimile: (732) 667-9322

- and -
Seward & Kissel LLP
One Battery Park Plaza
New York, New York
Attn: Ronald L. Cohen
         Laurie R. Binder
Telephone: (212) 574-1200
Facsimile: (212) 480-8421
- and -
Law Debenture Trust Company of New York
400 Madison Avenue
New York, NY 10017
Attn: James D. Heaney, Managing Director
Telephone: (212) 750-1364
Facsimile: (212) 750-1361
- and -
Arent Fox LLP
1675 Broadway, 35th Floor
New York, NY 10019
Attn: Leah M. Eisenberg
Telephone: (212) 484-3900
Facsimile: (212) 484-3990
12.19 Time.
In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.20 Section Headings.
The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

Dated:	November 2, 2010
(as modified February 11, 2011)

Respectfully submitted,

ADVANTA CORP., ADVANTA INVESTMENT CORP.,
ADVANTA BUSINESS SERVICES HOLDING CORP.,
ADVANTA BUSINESS SERVICES CORP.,
ADVANTA SHARED SERVICES CORP.,
ADVANTA SERVICE CORP., ADVANTA
ADVERTISING INC., ADVANTENNIS CORP.,
ADVANTA MORTGAGE HOLDING
COMPANY, ADVANTA AUTO FINANCE
CORPORATION, ADVANTA MORTGAGE
CORP. USA, ADVANTA FINANCE CORP.,
ADVANTA VENTURES INC., and
GREAT EXPECTATIONS INTERNATIONAL INC. (“GEI”)

By:	/s/ William A. Rosoff
	Name:	William A. Rosoff
	Title:	President and Vice Chairman of the Board of all entities other than GEI; Vice President of GEI

GREAT EXPECTATIONS FRANCHISE CORP., and GREAT EXPECTATIONS MANAGEMENT CORP.
By:	/s/ Philip M. Browne
	Name:	Philip M. Browne
	Title:	Senior Vice President

ADVANTA CREDIT CARD RECEIVABLES CORP., BE CORP. (f/k/a BIZEQUITY CORP.), and IDEABLOB CORP.
By:	/s/ Liane Browne
	Name:	Liane Browne
	Title:	Secretary